UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

COTTONWOOD COMMUNITIES, INC.

(Name of Registrant as Specified in its Charter)

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Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held December 16, 2021

Dear Stockholder:

On Thursday, December 16, 2021, we will hold our 2021 annual meeting of stockholders at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106. The meeting will begin at 10:00 a.m. Mountain Standard Time. Directions to the meeting can be obtained by calling 801-278-0700.

At the annual meeting, we will seek your approval of, among other proposals, a proposal related to our pursuit of a perpetual-life strategy. We currently believe the best opportunity for us to achieve our objectives to provide stable cash distributions to our stockholders and long-term growth potential, along with additional liquidity for our stockholders is to pursue a strategy as a non-listed, perpetual-life “NAV REIT” that offers and sells new shares of our common stock continuously through a number of distribution channels in ongoing public offerings. Our board of directors has already taken a number of steps in connection with our pursuit of this strategy including, adopting valuation guidelines consistent with industry practice to determine our net asset value (“NAV”) on a monthly basis, approving certain changes to our share repurchase program which we believe will increase our stockholders’ access to liquidity by increasing the number of shares that may be repurchased, approving new agreements with our advisor to implement a revised fee structure and approving new terms for the distribution of new classes of shares of our common stock in future public offerings.

One final step in our pursuit of a strategy as a non-listed, perpetual-life NAV REIT is the removal of Article XVIII from our charter, which requires that we seek stockholder approval of our liquidation if our shares of common stock are not listed on a national securities exchange by August 13, 2028, unless a majority of our independent directors determines that liquidation is not then in the best interest of our stockholders. Although we could pursue a perpetual-life strategy without removing this provision from our charter, we believe we are more likely to succeed with our strategy if we remove this language from our charter. We believe that the continued inclusion of Article XVIII in our charter may create confusion for existing and new investors if we are pursuing a perpetual-life strategy, and we are proposing that stockholders approve this amendment to our charter.

We are holding this meeting for the following purposes:

1.	Elect five directors to hold office for one-year terms expiring in 2022.
The Board of Directors recommends a vote FOR each nominee.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

3.

To remove Article XVIII from our charter. Article XVIII of our charter requires that we seek stockholder approval of our liquidation if our shares of common stock are not listed on a national securities exchange within ten years from the commencement of our initial public offering (August 13, 2028), unless a majority of our board of directors determines that liquidation is not then in the best interest of our stockholders.

The Board of Directors recommends a vote FOR this proposal.

4.

To permit us to proceed with voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and then subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting.

The Board of Directors recommends a vote FOR this proposal.

5.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

The board of directors has selected October 7, 2021 as the record date for determining stockholders entitled to vote at the meeting.

The proxy statement, proxy card and our 2020 annual report to stockholders (all included herewith) are being mailed to you on or about October 12, 2021.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2021:

Our proxy statement, form of proxy card and 2020 annual report to stockholders are also available at www.proxyvote.com.

By Order of the Board of Directors

/s/ Gregg Christensen

Gregg Christensen

Secretary

Salt Lake City, Utah

October 12, 2021

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2021 annual stockholders meeting. This proxy statement is designed to assist you in voting. You do not need to attend the annual meeting in person to vote.

Q:	What is a proxy?

A:

A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Enzio Cassinis, Adam Larson and Gregg Christensen, and each of them, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. Each of Messrs. Cassinis, Larson and Christensen is one of our officers. The appointed proxies will vote your shares of common stock as you instruct unless you submit your proxy without instructions. If you submit your signed proxy without instructions, they will vote:

(1)	FOR all of the director nominees;
(2)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;
(3)	FOR the proposal to amend our charter; and
(4)

FOR the proposal that would permit us to proceed with voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and then subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting.

With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via the Internet or by telephone) as soon as possible whether or not you plan on attending the meeting.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Thursday, December 16, 2021, at 10:00 a.m. Mountain Standard Time at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.

Q:	Who is entitled to vote?

A:	Anyone who is a stockholder of record at the close of business on October 7, 2021, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting.

Note that our advisor, CC Advisors III, LLC (“CC Advisors III”), which owned 20,000 shares of our common stock as of the record date, has agreed to abstain from voting any shares it owns in any vote regarding: (i) the removal of our advisor, a director or any of their affiliates or (ii) any transaction between us and our advisor, a director or any of their affiliates. As such, CC Advisors III will not vote on Proposal 3 in this proxy statement due to the interests of CC Advisors III and its principals in the conversion to a perpetual-life strategy, as described in Proposal 3.

Q:	How many shares of common stock are outstanding?

A:	As of October 7, 2021, there were 23,562,521.53 shares of our common stock outstanding and entitled to vote.

Q:	What constitutes a quorum?

A:

A quorum consists of the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, then you will at least be considered part of the quorum. Broker non-votes (discussed below) will also be considered present for the purpose of determining whether we have a quorum.

If a quorum is not present at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of October 7, 2021. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken.

Q:	Why is the board of directors in favor of a perpetual-life strategy?

A:

Our board of directors and management team regularly monitor the real estate and equity markets in order to find the best opportunities possible to continue to provide attractive and stable cash distributions to our stockholders and long-term growth potential. We currently believe the best opportunity for us to achieve these objectives is to pursue a strategy as a non-listed, perpetual-life REIT that offers and sells new shares of our common stock continuously through a number of distribution channels in ongoing public offerings. We have seen significant appreciation in the portfolio to date and we believe there are still many opportunities in the marketplace to achieve strong stockholder returns through a combination of providing strong cash distributions, investments in new development opportunities and other real estate-related investments and timing asset sales and purchases to maximize value. Therefore, we believe it is in the company’s and stockholders’ interests to raise additional capital and make new investments.

With respect to liquidity, our board of directors has approved certain changes to our share repurchase program which we believe will increase our stockholders’ access to liquidity by increasing the number of shares that may be repurchased. The revisions to our share repurchase program allow us to make monthly repurchases with an aggregate value of up to 5% of our NAV each quarter, subject to certain limitations. This change significantly increases the number of shares we are permitted to repurchase under our repurchase program, as our prior program limited repurchases of shares during any calendar year to no more than 5% of the weighted average number of shares outstanding during the prior calendar year. We also removed the funding restrictions included in our previous share repurchase program which may have prevented us from repurchasing the maximum number of shares permitted under the program. Our ability to repurchase shares will continue to be subject to our ability to fund repurchases and our other capital needs and thus, we may not be able to make repurchases up to the maximum capacity permitted by our revised share repurchase program. We will continue to repurchase shares under our share repurchase program on a monthly basis. For our newly designated classes of common stock, the repurchase price will be equal to the most recently disclosed monthly NAV, or at 95% of the most recently disclosed NAV if the shares have been held for less than a year. For shares currently outstanding, our Class A and Class TX (formerly Class T) common stock, the repurchase price will not change except that stockholders may have their shares repurchased at 100% of NAV after a six-year hold period.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you held as of the record date.

Q:	What may I vote on?

A:	You may vote on:

(1)	the election of the nominees to serve on the board of directors; and
(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.
(3)	the removal of Article XVIII from our charter; and
(4)

the proposal that would permit us to proceed with voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and then subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting.

In addition, you may vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:	The board of directors recommends that you vote:

(1)	FOR each of the nominees for election as a director who is named in this proxy statement;
(2)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;
(3)	FOR the removal of Article XVIII from our charter; and
(4)

FOR the proposal that would permit us to proceed with voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and then subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting.

Q:	What does Article XVIII of the charter provide and why is the board recommending that stockholders approve its removal from the charter?

A:

Article XVIII of our charter requires that, if we do not list our shares of common stock on a national securities exchange within ten years from the commencement of our initial public offering (August 13, 2028), we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the board of directors determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

This article further states that if a majority of the board of directors does determine that liquidation is not then in the best interests of our stockholders, the board of directors must revisit the issue of liquidation at least annually.

As described further herein, we believe that the continued inclusion of Article XVIII in our charter may create confusion for existing and new investors if we are pursuing a perpetual-life strategy. We believe that its continued inclusion may create doubts as to our long-term commitment to the perpetual-life strategy. In addition, complying with Article XVIII is likely to create an annual burden on the time and focus of our board of directors and may create significant additional expenses, in particular if the board of directors solicits input from advisors regarding the charter determination required by Article XVIII. For these reasons, our board of directors believes we are more likely to succeed with a perpetual-life strategy if we remove Article XVIII from the charter and has proposed its removal. In order to remove Article XVIII from the charter, we need the approval of our stockholders.

Q:

Does elimination of Article XVIII of the charter and pursuit of a perpetual-life strategy mean you will never seek a liquidity event or consider other strategies to create value for stockholders, or sources of stockholder liquidity other than the share repurchase program?

A:

No. With or without Article XVIII of the charter, our board of directors regularly considers our various strategic alternatives and accordingly would expect to consider changing strategies if it concludes that it is in the best interests of our stockholders to do so. These strategic alternatives can consist of any number of options including a public listing of our shares on a national stock exchange, selling assets individually, selling a portfolio of assets, and /or selling the entire portfolio in a single transaction.

Q:	If the stockholders vote against Proposal 3 (the removal of Article XVIII from the charter), will the company still pursue a perpetual-life strategy?

A:

Removal of Article XVIII from the charter is not required in order for the company to pursue a perpetual-life strategy. However, we believe we are more likely to succeed with the strategy if we remove Article XVIII of the charter. If our stockholders vote against Proposal 3, our board of directors will meet to determine whether to continue with a perpetual-life strategy or what other reasonably available alternatives to pursue in the best interest of the company and our stockholders, including, without limitation, continuing to operate under the current business plan without a perpetual-life strategy.

Q:	How can I vote?

A:	Stockholders can vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via the Internet at www.proxyvote.com;
•	by automated telephone, using your touch-tone phone by calling 1-800-690-6903;
•	by speaking to a live agent, by calling 1-833-501-4812; or
•	by mail, by completing, signing, dating and returning the enclosed proxy card.

For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the meeting, you can submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying Gregg Christensen, our Secretary;

(2)	attending the meeting and voting in person;
(3)	recasting your proxy vote via the Internet or by telephone; or
(4)	returning another proxy card dated after your first proxy card if we receive it before the annual meeting date.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Q:	Will my vote make a difference?

A:

Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described herein can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	What are the voting requirements to elect the Board of Directors?

A:

The vote of a majority of the total of votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

Q:	What are the voting requirements for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021?

A:

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. For purposes of the ratification of our auditor, abstentions will not count as votes cast and will have no effect on the result of the vote. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Q:	What are the voting requirements to approve the proposal to amend the charter?

A:

Approval of the proposal to amend our charter requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as votes against the proposal to amend our charter. If you submit a proxy card with no further instructions, your shares will be voted FOR the proposal to amend our charter.

Q:	What are the voting requirements to approve the adjournment proposal?

A:

Approval of the adjournment proposal (which would permit us to proceed with voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and then subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting requires the affirmative vote of the holders of at least a majority of the votes cast thereon. Abstentions and broker non-votes will not have an effect on the outcome of this proposal. If you submit a proxy card with no further instructions, your shares will be voted FOR this proposal.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner.

Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the proposal to amend our charter and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. Broker non-votes will have the effect of a vote against the proposal to amend our charter but will have no effect on the election of our directors or the adjournment proposal. Because brokers have discretionary authority to vote for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain a voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held by a broker to provide their brokers with instructions on how to vote.

Q:	How will voting on any other business be conducted?

A:

Although we do not know of any business to be considered at the annual meeting other than the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and the approval of the proposal to amend our charter, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Enzio Cassinis, our President, Adam Larson, our Chief Financial Officer, and Gregg Christensen, our Chief Legal Officer and Secretary, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	When are the stockholder proposals for the next annual meeting of stockholders due?

A:

Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Christensen, our Secretary, at our executive offices no later than June 14, 2022. However, if we hold our next annual meeting before November 16, 2022 or after January 15, 2023, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2022 may do so by following the procedures prescribed in Section 2.12 of our bylaws. To be eligible for presentation to and action by the stockholders at the 2022 annual meeting, director nominations and other stockholder proposals must be received by Mr. Christensen, our Secretary, no earlier than May 15, 2022 nor later than 5:00 p.m., Eastern Time, on June 14, 2022.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

No. In addition to mailing proxy solicitation material, our directors and employees of our advisor or its affiliates, as well as third-party proxy service companies we retain, may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate. Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process.

Q:	Who pays the cost of this proxy solicitation?

A:

We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that for Broadridge’s solicitation services we will pay approximately $95,000, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our directors and employees of our advisor or its affiliates will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I receive more than one set of voting materials for the annual meeting?

A:

You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

(1)	via the Internet, by accessing the website and following the instructions indicated on the enclosed proxy card;
(2)	by telephone, by calling the telephone number and following the instructions indicated on the enclosed proxy card; or
(3)	by mail, by completing, signing, dating and returning the enclosed proxy card.

Q:	What should I do if only one set of voting materials for the annual meeting is sent and there are multiple stockholders in my household?

A:

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact Broadridge at (800) 574-5897.

Q:	Where can I find more information?

A:

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. We make no representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements contained in this proxy statement, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flows from operations, make distributions to stockholders, maintain the value of our real estate properties and provide liquidity to stockholders, may be significantly hindered. See Part I, Item 1A in our Annual Report on Form 10-K filed with the SEC on March 26, 2021 for a discussion of some of the risks and uncertainties, although not all risks and uncertainties, that could cause actual results to differ materially from those presented in our forward-looking statements.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs and oversight of service providers at all times. The board of directors has retained our advisor, CC Advisors III, LLC (“CC Advisors III”), to manage our business and the acquisition and distribution of our real estate investments, subject to the board of director’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board of directors have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below. During 2020, the board of directors held five meetings.

Board Leadership Structure

Our board of directors consists of five directors, two of whom are affiliated with our advisor, and three of whom are independent, meeting the independence criteria as specified in our charter. Unless otherwise specified, all references to independent directors in this proxy statement refer to compliance with the independent director criteria as specified in our charter, as set forth under “ – Director Independence” below. Our charter provides that a majority of the seats on the board of directors will be for independent directors. The board composition and the corporate governance provisions in our charter ensure strong oversight by independent directors. The board of directors’ three standing committees, the audit committee, the compensation committee and the conflicts committee, are composed entirely of independent directors. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings.

Since October 2018, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Principal Executive Officer. Our Chairman of the Board is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders. As our Chairman also serves as one of our executive officers, his direct involvement in our operations makes him well positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. Our Principal Executive Officer is responsible for the general management of the business, financial affairs and day-to-day operations of the Company. We believe it is beneficial to have separate roles for our Principal Executive Officer and the Chairman of the Board as this permits the Chairman to focus on leading the board and facilitating communication among directors and management. Accordingly, we believe this structure has been the best governance model for the Company and our stockholders to date.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee manages risks related to our compensation policies and programs, including whether any compensation program has the potential to encourage excessive risk taking. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.

Director Independence

Our charter provides that a majority of the directors must be independent directors. We currently have three independent directors of our five-member board of directors. A majority of the directors on any committees established by the board must also be independent. Our board of directors has three standing committees: the audit committee, the conflicts committee and the compensation committee.

Under our charter, an independent director is a person who is not associated and has not been associated within the last two years, directly or indirectly, with our sponsor or advisor or any of their affiliates. A director is deemed to be associated with us or our advisor if he or she owns an interest in, is employed by, is an officer or director of, or has any material business or professional relationship with us, our advisor or any of their affiliates, performs services (other than as a director) for us, is a director for more than three REITs organized by the sponsor or advised by the advisor, or has any material business or professional relationship with the sponsor, advisor or any of their affiliates. A business or professional relationship will be deemed material if the gross income derived by the director from us, the advisor or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, advisor or any of their affiliates or the company.

In addition, although our shares are not listed for trading on any national securities exchange, a majority of our directors, and all of the members of the audit committee, the conflicts committee, and the compensation committee are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that our current independent directors, Jonathan Gardner (appointed May 7, 2021), John Lunt and Philip White (appointed May 7, 2021), each satisfies the New York Stock Exchange independence standards. Our board of directors had also affirmatively determined that R. Brent Hardy and Gentry Jensen, our former independent directors who served on our board of directors from June 2018 through the closing of the CRII Merger (defined herein) on May 7, 2021, each satisfied the New York Stock Exchange independence standards.

Advisory Board Members

Our board of directors has established advisory board members to provide advice and recommendations to our board with respect to matters as our board may from time to time request concerning our operations (the “Advisory Board Members”). Gregg Christensen, Glenn Rand and Susan Hallenberg, all of whom are officers of our company, have been appointed to serve as Advisory Board Members. The Advisory Board Members may attend board meetings at the invitation of our board, but will not be permitted to vote on any matter presented to our board or to bind us on any matter in their role as Advisory Board Members. Advisory Board Members will not be compensated for their service to the board.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our executive officers and directors including but not limited to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Conduct and Ethics is available on our website at cottonwoodcommunities.com. Any amendment to, or a waiver from, a provision of the Code of Conduct and Ethics that would require disclosure under Item 5.05 of Form 8-K will be posted on our website.

The Audit Committee

General

Among other things, the audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the qualifications and independence of our independent registered public accounting firm; and
•	the performance of our internal auditors and our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent registered public accounting firm. The current members of the audit committee are Messrs. Gardner (appointed May 7, 2021), Lunt and White (appointed May 7, 2021). All of the members of the audit committee are “independent” as defined by the New York Stock Exchange. All of the members of the audit committee have significant financial and/or accounting experience. Mr. Lunt is the audit committee financial expert. Messrs. Hardy and Jensen, who served on the audit committee from June 2018 through the closing of the CRII Merger on May 7, 2021, also each satisfied the New York Stock Exchange independence standards and had significant financial and/or accounting experience.

During 2020, the audit committee held four meetings. The audit committee charter is available on our website at cottonwoodcommunities.com

Independent Registered Public Accounting Firm

During the year ended December 31, 2020, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other services. KPMG LLP has served as our independent registered public accounting firm since our formation. We expect that KPMG LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the KPMG LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2021. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC.

The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

All services rendered by KPMG LLP for the years ended December 31, 2020 and 2019 were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The audit committee reviewed the audit and non-audit services performed by KPMG LLP, as well as the fees charged by KPMG LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of KPMG LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by KPMG LLP for the years ended December 31, 2020 and 2019, are set forth in the table below.

	2020	2019

Audit fees	$339,280	$240,855
Audit-related fees	-	-

Tax fees	-	-
All other fees	-	-

Total	$339,280	$240,855

For purposes of the preceding table, KPMG LLP’s professional fees are classified as follows:

•

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by KPMG LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

•

Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the U.S. Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, our independent registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2020 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with KPMG LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The audit committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and discussed with KPMG LLP their independence from us. In addition, the audit committee considered whether KPMG LLP’s provision of non-audit services is compatible with KPMG LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

October 7, 2021	The Audit Committee of the Board of Directors:
John Lunt (Chairman)

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

The Compensation Committee

The primary purpose of the compensation committee, which is composed of all of our independent directors, is to oversee our compensation programs. The committee discharges the board of directors’ responsibilities relating to compensation practices for directors and executive officers to the extent they are compensated directly. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. The current members of the compensation committee are Messrs. Gardner (appointed May 7, 2021), Lunt and White (appointed May 7, 2021). Messrs. Hardy and Jensen served on the compensation committee from June 2018 through the closing of the CRII Merger on May 7, 2021.

During 2020, the compensation committee held two meetings. The compensation committee charter is available on our website at www.cottonwoodcommunities.com.

Special Committee

The special committee of our board of directors (the “Special Committee”) was formed for the purpose of reviewing, considering, investigating, evaluating and, as determined by the Special Committee, negotiating the Mergers (defined herein) or any alternative extraordinary transaction. The members of the Special Committee were Gentry Jensen, R. Brent Hardy and John Lunt, with Gentry Jensen serving as the chairman of the Special Committee. Effective on the closing date of the CRII Merger (defined herein), R. Brent Hardy and Gentry Jensen resigned from the board of directors.

The Special Committee held 36 meetings during the year ended December 31, 2020.

The Conflicts Committee

General

The current members of the conflicts committee are Messrs. Gardner (appointed May 7, 2021), Lunt and White (appointed May 7, 2021), all of whom are independent directors. Messrs. Hardy and Jensen served on the conflicts committee from June 2018 through the closing of the CRII Merger on May 7, 2021 and were independent directors. Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of our advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:

•	reviewing and reporting on our policies;
•	approving transactions with affiliates and reporting on their fairness to us;
•	supervising and evaluating the performance and compensation of our advisor;
•	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter; and
•	approving borrowings in excess of the total liabilities limit set forth in our charter.

The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. During 2020, the conflicts committee held five meetings.

Our Policy Regarding Transactions with Related Persons

Our charter requires the conflicts committee to review and approve all transactions between us and our advisor, and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Compliance Officer, currently our Chief Legal Officer, or directly to the audit committee chair, as appropriate.

Certain Transactions with Related Persons

Set forth below is a description of the material transactions between our affiliates and us since the beginning of 2019 through June 30, 2021 as well as any such currently proposed material transactions.

As further described below, we have entered into agreements with certain affiliates pursuant to which they provide services to us. Until May 7, 2021, the effective date of the CRII Merger, Cottonwood Residential II, Inc. (“Cottonwood Residential II”) acted as our sponsor and was managed by its board of directors, three of the five members of which were Daniel Shaeffer, Chad Christensen and Gregg Christensen. Daniel Shaeffer and Chad Christensen are our affiliated directors and two of our executive officers. Gregg Christensen is one of our executive officers. Cottonwood Communities Management, LLC (“CC Management”), our advisor through February 28, 2019 and our property manager through May 7, 2021, is an indirect, wholly owned subsidiary of Cottonwood Residential O.P., LP (“CROP”). Effective as of March 1, 2019, following the restructuring by our sponsor of the entity through which we receive our advisory services (as described in additional detail below under “—March 2019 Restructuring of Our Advisor”), CC Advisors III has acted as our advisor. CC Advisors III is a wholly owned subsidiary of Cottonwood Communities Advisors, LLC (“CCA”), and Daniel Shaeffer, Chad Christensen and Gregg Christensen currently beneficially own approximately 84.5% of CCA. All of our executive officers are also executive officers of CCA and CC Advisors III.

Also as further described below, on January 26, 2021, we entered into merger agreements to acquire each of Cottonwood Residential II, Cottonwood Multifamily REIT I, Inc. (“Cottonwood Multifamily I”) and Cottonwood Multifamily REIT II, Inc. (“Cottonwood Multifamily II”). All of the mergers were stock-for-stock transactions whereby each of Cottonwood Residential II, Cottonwood Multifamily I and Cottonwood Multifamily II were merged into a wholly owned subsidiary of us (collectively, the “Mergers”). Prior to their respective mergers, Cottonwood Multifamily I was externally managed by CC Advisors I, LLC (“CMRI Asset Manager”) and Cottonwood Multifamily II was externally managed by CC Advisors II, LLC (“CMRII Asset Manager”). CMRI Asset Manager and CMRII Asset Manager are wholly owned subsidiaries of CCA. In addition, Daniel Shaeffer, Chad Christensen and Gregg Christensen were each affiliated directors of Cottonwood Multifamily I and Cottonwood Multifamily II.

The Mergers combined four portfolios of multifamily apartment communities and other real estate-related investments located predominantly in growth markets across the United States and created a combined $1.5 billion multifamily REIT. We expect our combined company to benefit from improved scale and operating efficiencies, enhanced geographic diversification and expanded access to capital to pursue potential accretive transactions.

Further, as a result of the merger with Cottonwood Residential II, Cottonwood Residential II’s affiliated property manager, CC Management, which currently manages over 13,000 units, including approximately 8,600 for Cottonwood affiliates (including us), became wholly owned by us.

Merger with Cottonwood Residential II

On January 26, 2021, we; Cottonwood Communities O.P., LP (“CCOP”), which was our then operating partnership; Cottonwood Communities GP Subsidiary, LLC, our wholly owned subsidiary (“Merger Sub”); Cottonwood Residential II; and CROP, Cottonwood Residential II’s then operating partnership, entered into an Agreement and Plan of Merger (the “CRII Merger Agreement”).

Subject to the terms and conditions of the CRII Merger Agreement, (i) Cottonwood Residential II merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of us (the “CRII Company Merger”) and (ii) CCOP merged with and into CROP, with CROP surviving (the “CROP Merger” and, together with the CRII Company Merger, referred to as the “CRII Merger”). On May 7, 2021, the CRII Merger was completed. At such time, the separate existence of Cottonwood Residential II and CCOP ceased.

At the effective time of the CRII Company Merger, (i) each issued and outstanding share of Cottonwood Residential II’s common stock converted into 2.015 shares of our Class A common stock (ii) each issued and outstanding share of Series 2016 preferred stock of Cottonwood Residential II converted into one share of our newly designated Series 2016 preferred stock, and (iii) each issued and outstanding share of Series 2017 preferred stock of Cottonwood Residential II converted into one share of our newly designated Series 2017 preferred stock.

At the effective time of the CROP Merger, each participating partnership unit of CROP (i.e., all CROP partnership units other than preferred units) issued and outstanding immediately prior to the CROP Merger were split into 2.015 participating partnership units of CROP (the “CROP Unit Split”). Immediately following the CROP Unit Split, (i) each issued and outstanding Series 2019 preferred unit of CCOP (the “CCOP Series 2019 Preferred Units”) converted into one Series 2019 preferred unit of CROP, the terms of which mirror the CCOP Series 2019 Preferred Units, (ii) each issued and outstanding LTIP Unit of CCOP (the “CCOP LTIP Units”) converted into one LTIP Unit of CROP (the “CROP LTIP Units”), the terms and conditions of which mirror the CCOP LTIP Units, (iii) each issued and outstanding Special LTIP Unit of CCOP (the “CCOP Special LTIP Units”) converted into one Special LTIP Unit of CROP (“CROP Special LTIP Units”), the terms and conditions of which mirror the CCOP Special LTIP Units, and (iv) except as set forth above, each issued and outstanding general partner unit and common limited partner unit of CCOP converted into one common limited partner unit of CROP (“CROP Common Units”). After giving effect to the CROP Unit Split, each CROP Common Unit, general partner unit and CROP LTIP Unit issued and outstanding immediately prior to the effective time of the CROP Merger remains outstanding, and each CROP preferred unit issued and outstanding immediately prior to the effective time of the CROP Merger remains outstanding and continues to be held by Merger Sub, as the entity surviving the CRII Company Merger.

Cottonwood Multifamily I Merger

On January 26, 2021, we, CCOP, Merger Sub, Cottonwood Multifamily I and Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”) entered into an Agreement and Plan of Merger (the “CMRI Merger Agreement”).

Subject to the terms and conditions of the CMRI Merger Agreement, (i) Cottonwood Multifamily I merged with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “CMRI Company Merger”) and (ii) CMRI OP merged with and into CROP, the successor of CCOP, with CROP surviving (the “CMRI OP Merger” and, together with the CMRI Company Merger, referred to as the “CMRI Merger”). On July 15, 2021, the CMRI Merger was completed. At such time, the separate existence of Cottonwood Multifamily I and CMRI OP ceased.

At the effective time of the CMRI Company Merger, each issued and outstanding share of Cottonwood Multifamily I’s common stock converted into 1.175 shares of our Class A common stock.

At the effective time of the CMRI OP Merger, each partnership unit of CMRI OP issued and outstanding immediately prior to the CMRI OP Merger was split so that the total number of partnership units of CMRI OP then outstanding was equal to 4,904,045, which was the total number of shares of Cottonwood Multifamily I common stock that were issued and outstanding immediately prior to the CMRI OP Merger (the “CMRI OP Unit Split”). Immediately following the CMRI OP Unit Split, each partnership unit of CMRI OP converted into 1.175 CROP Common Units. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the CMRI OP Merger remains outstanding.

Cottonwood Multifamily II Merger

On January 26, 2021, we, CCOP, Merger Sub, Cottonwood Multifamily II and Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”) entered into an Agreement and Plan of Merger (the “CMRII Merger Agreement”).

Subject to the terms and conditions of the CMRII Merger Agreement, (i) Cottonwood Multifamily II merged with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “CMRII Company Merger”) and (ii) CMRII OP merged with and into CROP, the successor of CCOP, with CROP surviving (the “CMRII OP Merger” and, together with the CMRII Company Merger, referred to as the “CMRII Merger”). On July 15, 2021, the CMRII Merger was completed. At such time, the separate existence of Cottonwood Multifamily II and CMRII OP ceased.

At the effective time of the CMRII Company Merger, each issued and outstanding share of Cottonwood Multifamily II’s common stock converted into 1.072 shares of our Class A common stock.

At the effective time of the CMRII OP Merger, each partnership unit of CMRII OP issued and outstanding immediately prior to the CMRII OP Merger was split so that the total number of partnership units of CMRII OP then outstanding was equal to 4,881,490, which was the total number of shares of Cottonwood Multifamily II common stock that were issued and outstanding immediately prior to the CMRII OP Merger (the “CMRII OP Unit Split”). Immediately following the CMRII OP Unit Split, each partnership unit of CMRII OP converted into 1.072 CROP Common Units. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the CMRII OP Merger remains outstanding.

Our Relationship with CC Advisors III

Our advisor provides day-to-day management of our business. Among the services provided by our advisor under the terms of the advisory agreement are the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate-related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of our properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and our overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services to the extent deemed appropriate by our advisor (acting in its fiduciary capacity);

•

maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies to the extent deemed appropriate by our advisor (acting in its fiduciary capacity);

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

Our advisor is subject to the supervision of our board of directors and only has such authority as we may delegate to it as our agent. We entered into our initial advisory agreement on August 13, 2018. Effective March 1, 2019, we amended our initial advisory agreement to remove the provision of property management services as described below under “—March 2019 Restructuring of Our Advisor.” Under the terms of the advisory agreements in effect from January 1, 2019 through May 7, 2021 and the Amended and Restated Advisory Agreement that became effective on May 7, 2021, we paid the fees described below to our advisor from January 1, 2019 through June 30, 2021.

On May 7, 2021, the closing date of the CRII Merger, we entered into the Amended and Restated Advisory Agreement, which revises the compensation payable and the expenses that may be reimbursed to our advisor as described below and includes changes to reflect that as of the closing of the CRII Merger we acquired personnel who have historically performed certain services for us on behalf of our advisor, including property management, legal, accounting, property development oversight and certain services relating to construction management, shareholders, human resources, renter insurance and information technology. Our advisor no longer has the obligation to perform those services but instead will oversee and supplement those services to the extent our advisor (acting in its fiduciary capacity) deems appropriate. The Amended and Restated Advisory Agreement also removed a provision regarding the use of the Cottonwood name because following the CRII Merger, we hold the trademark. On the closing date of the CRII Merger, we also entered into the Trademark License Agreement described below whereby we granted to our advisor a non-exclusive license to use and display certain Cottonwood trademarks.

Organization and Offering Expenses. Pursuant to our advisory agreement that was in effect until May 7, 2021, our advisor was obligated to pay all of the organization and offering expenses associated with our initial public offering on our behalf (with the exception of costs associated with restructuring the offering and any equity incentive awards granted by us to registered persons associated with the dealer manager for the offering). As of May 7, 2021, our advisor incurred approximately $14.1 million in organizational and offering costs from the issuance of our common stock.

Pursuant to the Amended and Restated Advisory Agreement, we will reimburse our advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. Our advisor will no longer be obligated to pay the organization and offering expenses associated with our initial public offering with the exception of the deferred selling commission associated with the Class TX shares sold. After termination of our primary offering, our advisor will reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from any public offering. From May 7, 2021 through June 30, 2021, organizational and offering costs incurred by our advisor were not significant.

Contingent Acquisition Fee. Pursuant to our advisory agreement that was in effect until May 7, 2021, after our common stockholders had received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a cumulative, noncompounded annual return on their investment (“Required Return”), our advisor would receive a contingent acquisition fee that is a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: (i) 1% contingent acquisition fee if stockholders receive a 6% Required Return; and (ii) 2% additional contingent acquisition fee if stockholders receive a 13% Required Return. No contingent acquisition fees were incurred for the years ended December 31, 2020 and 2019 or for the period from January 1, 2021 through May 7, 2021.

There are no contingent acquisition fees payable under the terms of the Amended and Restated Advisory Agreement.

Pursuant to our advisory agreement that was in effect until May 7, 2021, if our advisor was terminated within the first 10 years of operations for any reason other than the advisor’s fraud, gross negligence or willful misconduct, our advisor would receive a 3% contingent acquisition fee. If the Amended and Restated Advisory Agreement is terminated other than for cause (or non-renewal or termination by our advisor), the contingent acquisition fees and contingent financing fees (described below) provided for in our advisory agreement that was in effect until May 7, 2021 will be due and payable in an amount equal to approximately $22 million (if the termination occurs in year one) reduced by 10% each year thereafter.

Acquisition Expense Reimbursement. Subject to limitations in our charter, our advisor will be reimbursed for all out-of-pocket expenses incurred in connection with the selection and acquisition of real estate assets, whether or not the acquisition is consummated. Acquisition expenses reimbursed to our advisor during the years ended December 31, 2020 and 2019 and for the six months ended June 30, 2021 were not significant, as we have generally incurred and paid such expenses directly.

Contingent Financing Fee. After our common stockholders had received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital plus a Required Return of 13%, our advisor would receive a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us. No contingent financing fees were incurred for the years ended December 31, 2020 and 2019 or for the period from January 1, 2021 through May 7, 2021.

There are no contingent financing fees payable under the terms of the Amended and Restated Advisory Agreement.

Asset Management Fee. Pursuant to our advisory agreement that was in effect until May 7, 2021, our advisor received an annual asset management fee, paid monthly, of 1.25% of the gross book value of our assets. We incurred asset management fees of $2,799,466 and $811,395 for the years ended December 31, 2020 and 2019, respectively, and gross asset management fees of $1,190,945 for the period from January 1, 2021 through May 7, 2021. Our advisor agreed to waive its asset management fee each month in an amount equivalent to the 6% discount provided to those who purchase shares of Class A common stock through certain distribution channels as specified in the prospectus for our offering. This was to ensure that we received proceeds equivalent to those received for sales of shares outside of these channels. As a result, the asset management fee waived by our advisor for the years ended December 31, 2020 and 2019 was $197,397 and $409,803, respectively, and the asset management fee waived by our advisor for the period from January 1, 2021 through May 7, 2021 was $27,128.

Pursuant to the Amended and Restated Advisory Agreement, our advisor will receive a monthly asset management fee equal to 0.0625% of the gross asset value or GAV of CROP (subject to a cap of 0.125% of the net asset value or NAV of CROP), before giving effect to any accruals (related to the month for which the asset management fee is being calculated) for the asset management fee, distribution fees in connection with a securities offering, the Performance Allocation (as defined in the CROP Partnership Agreement and discussed below under “—CROP Partnership Agreement”) or any distributions. The GAV and NAV of CROP will be determined in accordance with the valuation guidelines adopted by our board of directors and reflective of the ownership interest held by CROP in such gross assets. If we own assets other than through CROP, we will pay a corresponding fee to our advisor.

The management fee may be paid, at our advisor’s election, in cash, shares of our common stock or CROP Common Units. To the extent that our advisor elects to receive any portion of its management fee in shares of our common stock or CROP Common Units, we or CROP may repurchase such shares or units at a later date if requested by CCA. Shares of our common stock and CROP Common Units obtained by our advisor as compensation for the management fee payable will not be subject to the repurchase limits of our share repurchase program or any reduction or penalty for an early repurchase. Upon the request of our advisor, we or CROP will repurchase any such securities for cash unless our board determines that any such repurchase would be prohibited by applicable law, our charter, the CROP Partnership Agreement, or otherwise cause our cash levels or leverage levels to be imprudent as determined by our board. CROP will waive the one-year holding period requirement with respect to the “Exchange Right” provided for in the CROP Partnership Agreement. Our advisor will have registration rights with respect to shares of our common stock. From May 7, 2021 through June 30, 2021, we incurred asset management fees of $1,077,830.

Other Fees and Reimbursable Expenses. Pursuant to our advisory agreement that was in effect until May 7, 2021, we reimbursed our advisor or its affiliates for all actual expenses paid or incurred by our advisor or its affiliates in connection with the services provided to us; provided, however, that we did not reimburse our advisor or its affiliates for salaries, wages and related benefits of personnel who performed investment advisory services for us or served as our executive officers. In addition, subject to the approval of our board of directors, we reimbursed our advisor or its affiliates for costs and fees associated with providing services to us that we would otherwise engage a third party to provide. Reimbursable company operating expenses to our advisor or its affiliates for the years ended December 31, 2020 and 2019 were $1,029,920 and $541,652, respectively, and were $330,768 for the period from January 1, 2021 through May 7, 2021.

Pursuant to the Amended and Restated Advisory Agreement, subject to the limitations on total operating expenses described below, our advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that our advisor is responsible for the expenses related to any and all of our advisor’s personnel who provide investment advisory services pursuant to the Amended and Restated Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our advisor or any of its affiliates), including, without limitation, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided that we will be responsible for the personnel costs of our employees even if they are also directors or officers of our advisor or any of its affiliates except as provided for in the Reimbursement and Cost Sharing Agreement described below. Reimbursable company operating expenses to our advisor or its affiliates under the Amended and Restated Advisory Agreement were $21,071 for the period from May 7, 2021 through June 30, 2021.

Our advisor is required to reimburse us the amount by which our aggregate total operating expenses for the four consecutive fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain from the sale of our assets and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property. Our conflicts committee determined that the relationship of our total operating expenses and our net assets was justified for the four consecutive fiscal quarters ended December 31, 2020, March 31, 2021 and June 30, 2021 given the costs of operating a public company, the early stage of our operations and the additional costs associated with pursuing the Mergers and approved total operating expenses in excess of the operating expense reimbursement obligation in the fourth quarter of 2020, the first quarter of 2021 and the second quarter of 2021.

Our Relationship with Cottonwood Communities Management, LLC

For property management services, we paid CC Management, our advisor and property manager through February 28, 2019 and our affiliated property manager following the restructuring of our advisor through May 7, 2021, a property management fee in an amount up to 3.5% of the annual gross revenues of the multifamily apartment communities that it managed for us. We incurred property management fees of $374,346 and $97,877 for the years ended December 31, 2020 and 2019, respectively, and property management fees of $151,099 for the period from January 1, 2021 through May 7, 2021.

As of the closing of the CRII Merger, property management services for our properties are performed by our employees; however, in some cases, circumstances may necessitate that we hire a local property manager to oversee the day-to-day operations at some of our properties.

Our Relationship with Cottonwood Communities Advisors Promote, LLC

Prior to completion of the CROP Merger, under the terms of the partnership agreement of CCOP, Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”), an affiliate of our advisor, was entitled to receive a promotional interest equal to 15% of net income and cash distributions from CCOP, after our stockholders, together as a collective group, had received aggregate distributions sufficient to provide a return of their capital, plus a 6% cumulative, noncompounded annual return on their capital. In addition, CC Advisors Promote was entitled to a separate one-time payment upon (i) the listing of our common stock on a national securities exchange or (ii) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, in each case for an amount that CC Advisors Promote would have been entitled to receive, as described above, if CCOP had disposed of all of its assets at the market value of the shares of our common stock as of the date of the event triggering the payment. Previously this promotional interest was held by Cottonwood Communities Investor, LLC (“CC Investor”), the sole limited partner of CCOP. In connection with the restructuring of our advisor, as described below, CC Investor transferred this promotional interest to CROP who in turn transferred the interest to CC Advisors Promote effective March 1, 2019. CC Investor was not required to make any capital contributions to CCOP to obtain the promotional interest. As of the closing of the CROP Merger, the promotional interest in CCOP held by CC Advisors Promote was replaced by a performance participation held by our advisor pursuant to the CROP Partnership Agreement.

March 2019 Restructuring of Our Advisor

On March 28, 2019, we entered into various amendments to existing agreements and new agreements with our advisor and property manager, CC Management, and its affiliates, as a result of the determination by our sponsor to restructure the ownership of the entity that provides our advisory services. Effective March 1, 2019, our advisory services have been provided by CC Advisors III. In addition, CC Advisors Promote held the promotional interest in CCOP previously held by CC Investor, which, as of the closing of the CROP Merger, was replaced by a performance participation held by CC Advisors III pursuant to the CROP Partnership Agreement.

Voting Agreement

Concurrently with the execution of the CRII Merger Agreement, Cottonwood Residential Holdings, LLC (“CR Holdings”), High Traverse Holdings, LLC (“HT Holdings”), Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin (collectively, the “Affiliated Security Holders”), as the beneficial holders (through voting and investment power with respect to their interests in trusts or other entities they own or control) of 50 shares of Cottonwood Residential II’s voting common stock and of 2,034,378 CROP Common Units as of January 26, 2021, entered into a voting agreement with us (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the Affiliated Security Holders delivered an irrevocable proxy to us with respect to Cottonwood Residential II’s voting common stock beneficially owned by them to vote in favor of or act by written consent to approve the CRII Merger. The shares of Cottonwood Residential II’s voting common stock held by the Affiliated Security Holders represented 100% of the issued and outstanding voting common stock of Cottonwood Residential II and therefore, they provided the required stockholder approval for the CRII Merger without the approval of any other stockholders of Cottonwood Residential II.

In addition, the Affiliated Security Holders delivered an irrevocable proxy to us with respect to the CROP Common Units beneficially owned by them to vote in favor of or act by written consent to approve the CRII Merger, the CROP Merger and the CROP Partnership Agreement; provided that such vote would only occur following the vote in favor of the matters by holders of a majority of the outstanding CROP Common Units held by disinterested limited partners. The CROP Common Units held by the Affiliated Security Holders represented approximately 17% of the total outstanding CROP Common Units as of January 26, 2021.

Second Amended and Restated Three-Party Agreement

Concurrently with the execution of the CRII Merger Agreement, we entered into the Second Amended and Restated Three-Party Agreement with CROP and our advisor to amend the obligation of our advisor to pay the organization and offering expenses relating to our initial public offering on our behalf as well as provide for the entry into the Amended and Restated Advisory Agreement upon the closing of the CRII Merger. Pursuant to the Second Amended and Restated Three-Party Agreement, organization and offering costs related to our initial public offering, with the exception of any costs associated with restructuring the terms of our initial public offering following the CRII Merger, would continue to be the obligation of our advisor until the Amended and Restated Advisory Agreement was executed. Pursuant to the Amended and Restated Advisory Agreement, our advisor is no longer obligated to pay the organization and offering expenses related to our initial public offering on our behalf except (i) as set forth in the Amended and Restated Advisory Agreement, which limits our organization and offering expenses to 15% of gross proceeds in the offering, and (ii) the deferred selling commission associated with our Class TX (formerly Class T) common shares sold in the offering as currently structured will continue to be the obligation of our advisor.

CROP Partnership Agreement

In addition to the compensation payable and expenses reimbursed to our advisor pursuant to the Amended and Restated Advisory Agreement, our advisor as the “Special Limited Partner” is entitled to receive a 12.5% promotional interest, subject to a 5% hurdle and certain limitations, under the terms of the amended and restated limited partnership agreement of CROP dated May 7, 2021, as further amended and restated on July 15, 2021 (the “CROP Partnership Agreement”), as described below. As of June 30, 2021, we had accrued $6,455,087 for the Performance Allocation (as defined below).

So long as the Amended and Restated Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will be entitled to an annual distribution (the “Performance Allocation”), promptly following the end of each year (which will accrue on a monthly basis) in an amount equal to:

(1)

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (A) the Hurdle Amount for that period and (B) any amount allocated to the Special Limited Partner pursuant to this clause; and

(2)	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

For purposes of this section:

“Hurdle Amount” refers to, for any period during a calendar year, an amount that results in a 5% annualized internal rate of return on the net asset value of the Participating Partnership Units outstanding at the beginning of the then-current calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger) and all Participating Partnership Units issued since the beginning of the applicable calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger), taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Participating Partnership Units and all issuances of Participating Partnership Units over the period and calculated in accordance with recognized industry practices. The ending net asset value of the Participating Partnership Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Participating Performance Allocation and any applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Participating Partnership Units repurchased during such period, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described below.

“Loss Carryforward Amount” refers to an amount initially equal to zero and which will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero, and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Participating Partnership Units repurchased during such year, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described below.

“Participating Partnership Units” refers to the CROP Common Units, the CROP LTIP Units, the CROP Special LTIP Units or the CROP general partner units, and excludes any CROP preferred units.

“Total Return” refers to for any period since the end of the prior calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger), the sum of: (i) all distributions accrued or paid (without duplication) on the Participating Partnership Units outstanding at the end of such period since the beginning of the then-current calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger) plus (ii) the change in aggregate net asset value of such Participating Partnership Units since the beginning of such year (but for the year 2021, since the effective date of the CROP Merger), before giving effect to (A) changes resulting solely from the proceeds of issuances of the Participating Partnership Units, (B) any allocation or accrual to the Performance Allocation and (C) any applicable distribution fee expenses (including any payments made to the general partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the net asset value of the Participating Partnership Units issued during the then-current calendar year (but for the year 2021, beginning as of the effective date of the CROP Merger) but (ii) exclude the proceeds from the initial issuance of such Participating Partnership Units.

The following special provisions will be applicable to the Performance Allocation:

•	Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

•

With respect to all CROP partnership units that are repurchased at the end of any month in connection with repurchases of shares of our common stock pursuant to our share repurchase plan, the Special Limited Partner will be entitled to such Performance Allocation in an amount calculated as described above calculated in respect of the portion of the year for which such CROP partnership units were outstanding, and proceeds for any such CROP partnership unit repurchase will be reduced by the amount of any such Performance Allocation.

•

The Performance Allocation may be payable in cash or CROP Common Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner will receive the number of CROP Common Units that results from dividing the Performance Allocation by the net asset value per CROP Common Unit at the time of such distribution. If the Special Limited Partner elects to receive such distributions in CROP Common Units, the Special Limited Partner may request CROP to redeem such CROP Common Units from the Special Limited Partner at any time thereafter pursuant to the CROP Partnership Agreement. Any CROP Common Units received by the Special Limited Partner will not be subject to the one-year holding requirement with respect to the exchange right in the CROP Partnership Agreement.

•

The measurement of the change in net asset value for the purpose of calculating the Total Return is subject to adjustment by our board of directors to account for any dividend, split, recapitalization or any other similar change in CROP’s capital structure or any distributions that our board of directors deems to be a return of capital if such changes are not already reflected in CROP’s net assets.

•	The Special Limited Partner will not be obligated to return any portion of the Performance Allocation paid due to the subsequent performance of CROP.

•

In the event that the Amended and Restated Advisory Agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Performance Allocation with respect to all CROP partnership units as of the date of such termination.

Trademark License Agreement

We entered into a Trademark License Agreement with CROP and our advisor as of the closing of the CRII Merger. Pursuant to the Trademark License Agreement, we granted to our advisor a non-exclusive license under our rights in certain trademarks related to the Cottonwood name to use and display the trademarks solely for the purpose of our advisor performing services identified in the agreement. The Trademark License Agreement provides for the payment of compensation by our advisor to us for the use of the trademarks. The Trademark License Agreement is co-terminus with the Amended and Restated Advisory Agreement. No amounts were paid or payable under this agreement as of June 30, 2021.

Reimbursement and Cost Sharing Agreement

As of the closing of the CRII Merger, Cottonwood Capital Management, Inc. (“Cottonwood Capital Management”), a wholly owned subsidiary of CROP, entered into a Reimbursement and Cost Sharing Agreement with CCA, which owns our advisor, whereby Cottonwood Capital Management will make available to CCA on an as-needed basis certain employees of Cottonwood Capital Management to the extent the employees are not otherwise occupied in providing services for us or our subsidiaries. The employees will remain employees of Cottonwood Capital Management, and Cottonwood Capital Management will be responsible for all wages, salaries and other employee benefits provided to such employees. In performing work for CCA, the employees may use office space and office supplies and equipment of Cottonwood Capital Management. CCA will reimburse Cottonwood Capital Management for CCA’s allocable share of all direct and indirect costs related to the employees, including wages, salaries and other employee benefits and allocable overhead expenses. CCA will reimburse Cottonwood Capital Management for CCA’s allocable costs on a quarterly basis. The Reimbursement and Cost Sharing Agreement will terminate on the earlier of (i) the one-year anniversary of the effective date of the agreement and (ii) the termination of the Amended and Restated Advisory Agreement. Thereafter, the Reimbursement and Cost Sharing Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. Cottonwood Capital Management may, at any time and upon 60 days’ prior written notice to CCA, cease to make its employees available to CCA. As of June 30, 2021, there were $21,071 of reimbursable costs under this agreement.

CROP Tax Protection Agreement

Concurrently with the execution of the CRII Merger Agreement, CROP and HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, entered into the CROP Tax Protection Agreement, which became effective as of the closing of the CROP Merger. Pursuant to the CROP Tax Protection Agreement, CROP agrees to indemnify the Protected Partners against certain tax consequences of a taxable transfer of all or any portion of the Protected Properties or any interest therein, subject to certain conditions and limitations. CROP’s tax obligations under the CROP Tax Protection Agreement will expire one day after the 10th anniversary of the effective date of the CROP Tax Protection Agreement, subject to certain limitations.

If CROP is required to indemnify a Protected Partner under the terms of the CROP Tax Protection Agreement, the sole right of such Protected Partner is to receive from CROP a payment in an amount equal to such Protected Partner’s tax liability using the highest U.S. federal income tax rate applicable to the character of the gain and state income tax rate in the state where the Protected Partner resides, such payment to be grossed up so that the net amount received after such gross up is equal to the required payment. CROP will permit the Protected Partners to guarantee up to $50 million in the aggregate of CROP’s liabilities to avoid certain adverse tax consequences. Either CROP or the Protected Partners may elect to transfer assets or receive a distribution of assets equal to the net fair market value of the CROP units held by the Protected Partners in full liquidation and redemption of the CROP Units held by the Protected Partners. The Protected Partners will have the right to select the assets of CROP necessary to effectuate the in-kind redemption transaction, subject to certain limitations.

For purposes of the CROP Tax Protection Agreement:

“HT Holdings Units” refers to the limited partner interests in HT Holdings which were outstanding at the effective time of the CROP Merger.

“Permitted Transferee” refers to any person who holds HT Holdings Units and who acquired such HT Holdings Units from HT Holdings or another Permitted Transferee in a permitted disposition (generally includes transfers to family members, family trusts, beneficiaries of trusts and partners or members of entities), in which such person’s adjusted basis in such HT Holdings Units, as determined for U.S. federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of HT Holdings (or such other Permitted Transferee) in such HT Holdings Units and who has notified CROP of its status as a Permitted Transferee, subject to certain conditions and limitations.

“Protected Partners” refers to HT Holdings and each Permitted Transferee.

“Protected Properties” refers to the properties owned by CROP on the effective date of the Tax Protection Agreement, including any and all replacement property received in exchange for all or any portion of the Protected Properties pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), Code Section 1033, any other Code provision that provides for the non-recognition of income or gain or any transaction pursuant to which the tax basis of such property is determined in whole or in part by reference to the tax basis of all or any portion of the Protected Properties.

No amounts were paid or payable under this agreement as of June 30, 2021.

Amended and Restated Promissory Note of CCA and CROP

CCA issued a $13 million promissory note payable to CROP dated January 1, 2021 (the “CCA Note”). The CCA Note has a 10-year term with an interest rate of 7%. The CCA Note requires monthly payments of interest only through June 30, 2021 and thereafter, monthly payments of principal and interest in the amount of $150,941.02. CCA may prepay the principal balance under the CCA Note, in whole or in part, with all interest then accrued, at any time, without premium or penalty.

The CCA Note will accelerate upon termination of the Amended and Restated Advisory Agreement to the extent of amounts then owed by CROP to our advisor thereunder. If such acceleration occurs and CROP holds the CCA Note at such time, then we may offset any termination payments payable to our advisor under the Amended and Restated Advisory Agreement by the accelerated portion of the CCA Note.

Prior to the consummation of the CROP Merger, the CCA Note distribution was effected whereby the CCA Note was distributed by CROP to the holders of CROP’s participating partnership units of record immediately prior to the CROP Merger, including Cottonwood Residential II. Cottonwood Residential II subsequently distributed its share in the CCA Note to its common stockholders of record immediately prior to the CRII Merger.

Offset Agreement and Allonge to CCA

In connection with the CCA Note, our advisor and CROP entered into an Offset Agreement dated January 1, 2021, which provides that upon certain events related to the CCA Note, CROP will have the right to offset payments due to our advisor under the terms of the Amended and Restated Advisory Agreement. In particular, in the event CROP were to become obligated to pay any amounts to our advisor as a result of the termination of the Amended and Restated Advisory Agreement, then, until the CCA Note is paid in full, CROP has the right to assign all or a portion of the CCA Note to our advisor as payment for any amounts due from CROP to our advisor. The Offset Agreement terminates upon the earlier of (i) payment of the CCA Note in full and (ii) completion of the CCA Note distribution (discussed above). The CCA Note distribution was effected prior to the closing of the CRII Merger and the Offset Agreement was terminated.

As a result of the termination of the Offset Agreement, CROP and CCA entered into an agreement (the “Allonge”) with the CROP unitholders and the Cottonwood Residential II stockholders of record who received an in-kind distribution of the CCA Note in connection with the CCA Note distribution. The Allonge provides for an offset arrangement similar to the Offset Agreement, but modified to account for the fact that the CCA Note is held by the CROP unitholders and the Cottonwood Residential II stockholders of record immediately prior to the CROP Merger and the CRII Merger.

Cottonwood Multifamily Opportunity Fund, Inc.

Cottonwood Capital Property Management II, LLC (“CCPMII”), a wholly owned subsidiary of CROP, acts as the sponsor, property manager and asset manager for Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”). Daniel Shaeffer, Chad Christensen and Gregg Christensen are each officers and directors of CMOF. Daniel Shaeffer and Chad Christensen are our affiliated directors and two of our executive officers. Gregg Christensen is one of our executive officers. As the property manager and asset manager for CMOF, CCPMII receives compensation for the acquisition, management and disposition of CMOF’s assets. Total compensation paid to CCPMII as the asset manager of CMOF for the years ended December 31, 2020 and 2019 were $799,441 and $513,106 respectively, and were $401,787 for the period from January 1, 2021 through June 30, 2021. We did not receive fees from CMOF until our acquisition of CCPMII at the closing of the CROP Merger on May 7, 2021.

In addition, prior to the CRII Merger, CROP had made three investments through separate joint ventures with CMOF as follows: Park Avenue Joint Venture (development project), Broadway Joint Venture (development project) and Block C Joint Venture (land held for development) with a percentage ownership interest by CROP as of June 30, 2021 of 22.57%, 18.84%, and 37.16%, respectively, and the balance of a majority of the remaining interest held indirectly by CMOF. None of the joint ventures had any operating activity or distributions from inception through June 30, 2021.

Compensation to Executive Officers and Affiliated Directors

As of the effective time of the CRII Merger, we employ certain of our executive officers, including Gregg Christensen, the brother of Chad Christensen, our Executive Chairman of the Board. As our Chief Legal Officer, Mr. G. Christensen receives an annual base salary of $375,000 and will receive a discretionary bonus in an amount to be determined by our compensation committee at the end of the year. In addition, Mr. G. Christensen participates in our general welfare plans and we expect him to participate in annual equity incentive awards grants to our officers as to be determined by our compensation committee.

With respect to equity incentive compensation to our executive officers and affiliated directors, as of the closing of the CRII Merger and the CROP Merger, all CROP LTIP Units and CROP Special LTIP Units granted to Daniel Shaeffer, Chad Christensen and Gregg Christensen prior to 2021 in the aggregate amount of 286,413 accelerated and vested in full. In addition, effective immediately prior to the closing of the CRII Merger, Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin were granted an aggregate of 237,445 time-based, retention CROP LTIP Units, which did not accelerate in connection with the CRII Merger but will vest subject to each senior officer’s continued service following the closing.

Investment in 33rd and 13th - Millcreek

Our conflicts committee is considering an investment by us in a multifamily development project comprising approximately 226 apartments and 4,000 square feet of retail space referred to as 33rd and 13th – Millcreek in Millcreek, Utah (“33rd and 13th – Millcreek”). 33rd and 13th – Millcreek is currently directly or indirectly owned by the following individuals who are also our executive officers: Daniel Shaeffer (11.3636%), Chad Christensen (22.7273%), Gregg Christensen (11.3636%), Glenn Rand (2.2727%), Stan Hanks (2.2727%), Susan Hallenberg (1.8182%), and Eric Marlin (1.3636%). In accordance with our charter, in connection with the potential investment our conflicts committee has approved the engagement of an independent third-party appraisal firm to appraise 33rd and 13th – Millcreek, and the purchase price will not be in excess of the current appraised value of the property of approximately $7.6 million.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for selecting and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of our stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the annual meeting and determined that the composition of the current board of directors satisfies its diversity objectives.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It is also expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire, manage and dispose of the types of assets we acquire and manage.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of CC Advisors III. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling (801) 278-0700.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:

Board of Directors of Cottonwood Communities, Inc.

1245 Brickyard Road, Suite 250

Salt Lake City, Utah 84106

We have established several means for stockholders to communicate concerns to the board of directors. If the concern relates to our financial statements, accounting practices, or internal controls, stockholders should submit the concern in writing to John Lunt, the chairman of our audit committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, stockholders should submit the concern in writing to any one of the independent directors in care of our Secretary at our headquarters address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary.

Stockholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by mailing a description of the suspected violation or concern to John Lunt, the chair of our audit committee in care of our Secretary at our headquarters address.

Stockholders also may communicate concerns with our directors at our annual meeting. Although we do not have a policy regarding the attendance of our directors at annual meetings of our stockholders, we expect that the Chairman of our Board will be present at all such meetings. We expect all of our directors to be present at our 2021 annual meeting. All of our directors were present at the 2020 annual meeting.

Employee, Officer and Director Hedging

We do not have a hedging policy for our officers and directors at this time.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2021 annual meeting and are being nominated for re-election to serve until the 2022 annual meeting and until his successor is elected and qualified.

Name	Position(s)	Age*
Daniel Shaeffer	Chief Executive Officer and Director	50
Chad Christensen	Executive Chairman of the Board of Directors and Director	48
Gregg Christensen	Chief Legal Officer and Secretary; Advisory Board Member	52
Glenn Rand	Chief Operating Officer; Advisory Board Member	60
Susan Hallenberg	Chief Accounting Officer and Treasurer; Advisory Board Member	53
Enzio Cassinis	President	44
Adam Larson	Chief Financial Officer	39
Stan Hanks	Executive Vice President	53
Eric Marlin	Executive Vice President, Capital Markets	46
Paul Fredenberg	Chief Investment Officer	45
Jonathan Gardner	Independent Director	44
John Lunt	Independent Director	48
Philip White	Independent Director	47

*	As of June 30, 2021

Daniel Shaeffer has served as our Chief Executive Officer since the closing of the CRII Merger and as a director since July 2016. Mr. Shaeffer served as the Chief Executive Officer and a director of Cottonwood Residential II and its predecessor entities from 2004 through the closing of the CRII Merger. Mr. Shaeffer also served as our Chairman of the Board of directors from October 2018 through the closing of the CRII Merger and was formerly our Chief Executive Officer from December 2016 through September 2018. He was previously a director of Cottonwood Multifamily I and Cottonwood Multifamily II prior to the completion of the CMRI Merger and the CMRII Merger. He serves as a director and Chief Executive Officer of CMOF, positions he has held since CMOF’s formation in May 2016. In addition, in May 2021, Mr. Shaeffer was appointed Chief Executive Officer of CC Advisors III. Mr. Shaeffer’s primary responsibilities include overseeing acquisitions, capital markets and strategic planning for us and our affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to Cottonwood Residential II, in 2004, Mr. Shaeffer worked as a senior equities analyst with Wasatch Advisors of Salt Lake City. Prior to joining Wasatch Advisors, Mr. Shaeffer was a Vice President of Investment Banking at Morgan Stanley. Mr. Shaeffer began his career with Ernst & Young working in the firm’s audit department. Mr. Shaeffer has been involved in real estate development, management, acquisition, disposition and financing for more than 16 years.

Mr. Shaeffer holds an International Master of Business Administration from the University of Chicago Graduate School of Business and a Bachelor of Science in Accounting from Brigham Young University and is a Certified Public Accountant.

Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Shaeffer, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on our board of directors.

Chad Christensen has served as the Executive Chairman of our board of directors since the closing of the CRII Merger and as one of our affiliated directors since July 2016. Mr. Christensen served as President and a director of Cottonwood Residential II and its predecessor entities from 2004 through the closing of the CRII Merger. Mr. Christensen was formerly our President and Chairman of the Board from December 2016 through September 2018. He was previously a director of Cottonwood Multifamily I and Cottonwood Multifamily II through the completion of the CMRI Merger and the CMRII Merger. He serves as President, Chairman of the Board, and a director of CMOF.    In addition, in May 2021, Mr. Christensen was appointed Executive Chairman of CC Advisors III. Mr. Christensen oversees financial and general operations for us and our affiliates. He was also actively involved in acquisitions, marketing and capital raising activities for us and its affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to Cottonwood Residential II, in 2004, Mr. Christensen worked with the Stan Johnson Company, a national commercial Real Estate Brokerage firm in Tulsa, Oklahoma. Early in his career, Mr. Christensen founded Paramo Investment Company, a small investment management company. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing for more than 18 years.

Mr. Christensen holds a Master of Business Administration from The Wharton School at the University of Pennsylvania with an emphasis in Finance and Real Estate and a Bachelor of Arts in English from the University of Utah. Mr. Christensen also holds an active real estate license. Chad Christensen and Gregg Christensen are brothers.

Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Christensen, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on our board of directors.

Gregg Christensen has served as our Chief Legal Officer and Secretary since December 2016 and as an Advisory Board Member since the closing of the CRII Merger. Mr. Christensen served as the Chief Legal Officer and Secretary (formerly Executive Vice President, Secretary and General Counsel) and a director of Cottonwood Residential II and its predecessor entities from 2007 through the closing of the CRII Merger. Mr. Christensen was a director on our board of directors from December 2016 to June 2018. Mr. Christensen held similar officer positions with Cottonwood Multifamily I and Cottonwood Multifamily II prior to the completion of the CMRI Merger and the CMRII Merger and holds similar officer positions with CMOF. In addition, he served as a director of Cottonwood Multifamily I and Cottonwood Multifamily II through the closing of the CMRI Merger and CMRII Merger and serves as a director of CMOF. In addition, in May 2021, Mr. Christensen was appointed Chief Legal Officer and Secretary of CC Advisors III. Mr. Christensen oversees and coordinates all legal aspects of us and our affiliates, and is also actively involved in operations, acquisitions and due diligence activities.

Prior to joining the Cottonwood organization, Mr. Christensen was a principal, managing director and general counsel of Cherokee & Walker, an investment company focused on real estate investments and private equity investments in real estate related companies. Previously, Mr. Christensen practiced law with Nelson & Senior in Salt Lake City. His areas of practice included real estate and corporate law. He is a member of the Utah State Bar, as well as the Bar of the United States District Court for the District of Utah. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing for more than 25 years.

Mr. Christensen holds an Honors Bachelor of Arts in English from the University of Utah and a Juris Doctorate from the University of Utah, S.J. Quinney College of Law. Gregg Christensen and Chad Christensen are brothers.

Glenn Rand has served as our Chief Operating Officer and as an Advisory Board Member since the closing of the CRII Merger. Mr. Rand also has served as the Chief Operating Officer of CROP (and in other roles with CROP) since September 2013. In addition, he serves as Chief Operating Officer of CC Advisors III as of May 2021. Mr. Rand brings over 30 years of property management experience to us. He directs operations and provides strategic guidance with respect to acquisitions and asset management. Prior to joining CROP, he worked at Archstone, where he was responsible for the oversight of more than 30,000 apartment units. During his time at Archstone, Mr. Rand was President and Founder of Archstone Management Services, a third-party management company with over 50 assets under management, which was eventually sold to Gables Residential. As Chairman of Archstone’s Pricing Committee, he was influential in the creation and national acceptance of LRO (revenue management) within Archstone, and eventually the apartment industry. He served on the Virginia Tech Management Board for many years and is consistently requested as a speaker at industry events.

Susan Hallenberg has served as our Chief Accounting Officer and Treasurer since October 2018 and as an Advisory Board Member since the closing of the CRII Merger. Ms. Hallenberg served as the Chief Financial Officer and Treasurer of Cottonwood Residential II and its predecessor entity from May 2005 until the closing of the CRII Merger. Ms. Hallenberg served as our principal accounting officer and principal financial officer in her role as Chief Financial Officer from December 2016 through September 2018. Ms. Hallenberg also served as Chief Accounting Officer and Treasurer of Cottonwood Multifamily I and Cottonwood Multifamily II prior to the closing of the CMRI Merger and CMRII Merger. She is also Chief Financial Officer and Treasurer of CMOF and Chief Accounting Officer and Treasurer at CC Advisors III.

Prior to joining the Cottonwood organization, Ms. Hallenberg served as Acquisitions Officer for Phillips Edison & Company, a real estate investment company. She also served as Vice President for Lend Lease Real Estate Investments, where her responsibilities included financial management of a large mixed-use real estate development project and the underwriting, financing and reporting on multifamily housing development opportunities in the Western United States using tax credit, tax-exempt bond, and conventional financing. She also worked for Aldrich Eastman & Waltch for two years as an Assistant Portfolio Controller. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years.

Ms. Hallenberg holds a Bachelor of Arts in Economics/Accounting from The College of the Holy Cross.

Enzio Cassinis has served as our President since the closing of the CRII Merger. Mr. Cassinis served as our Chief Executive Officer and President from October 2018 through the closing of the CRII Merger. Mr. Cassinis also has served as the Chief Executive Officer and President of Cottonwood Multifamily I and Cottonwood Multifamily II from October 2018 through the closing of the CMRI Merger and CMRII Merger. In addition, Mr. Cassinis served as the Chief Executive Officer of CC Advisors III from October 2018 through May 2021 and currently serves as CC Advisors III’s President since May 2021.

From June 2013 through September 2018, Mr. Cassinis served in various roles at the Cottonwood organization. Most recently, he served as the Senior Vice President of Corporate Strategy, where he was responsible for financial planning and analysis, balance sheet management and capital and venture formation activity. Prior to joining the Cottonwood organization in June 2013, Mr. Cassinis was Vice President of Investment Management at Archstone, one of the largest apartment operators and developers in the U.S. and Europe. There, he negotiated transactions in both foreign and domestic markets with transaction volume exceeding several billion dollars in total capitalization. Prior to Archstone, Mr. Cassinis worked as an attorney with Krendl, Krendl, Sachnoff & Way, PC (now Kutak Rock LLP) from February 2003 to May 2006, focusing his practice on corporate law and merger and acquisition transactions.

Mr. Cassinis earned a Master of Business Administration and Juris Doctorate (Order of St. Ives) from the University of Denver, and a Bachelor of Science in Business Administration from the University of Colorado at Boulder and is a CFA® charterholder.

Adam Larson has served as our Chief Financial Officer since October 2018. Mr. Larson also has served as the Chief Financial Officer of CC Advisors III since October 2018 and of Cottonwood Multifamily I and Cottonwood Multifamily II from October 2018 through the closing of the CMRI Merger and the CMRII Merger.

Through September 2018, Mr. Larson was the Senior Vice President of Asset Management of Cottonwood Residential. In this role he provided strategic guidance with respect to asset management, financial planning and analysis, and property operations. Prior to joining Cottonwood Residential in June 2013, Mr. Larson worked in the Investment Banking Division at Goldman Sachs advising clients on mergers and acquisitions and other capital raising activities in the Real Estate, Consumer/Retail and Healthcare sectors. Mr. Larson previously worked at Barclays Capital, Bonneville Real Estate Capital and Hitachi Consulting.

Mr. Larson holds a Master of Business Administration from the University of Chicago Booth School of Business, and a Bachelor of Science in Business Management from Brigham Young University where he also served as Student Body President.

Stan Hanks has served as one of our Executive Vice Presidents since the closing of the CRII Merger. Mr. Hanks also has served as Executive Vice President of CROP since September 2012 and CC Advisors III since May 2021. Mr. Hanks has over 19 years of multi-family experience. He is responsible for development project oversight and strategic initiatives. Prior to joining CROP, Mr. Hanks was a Senior Vice President and Principal at RealSource, a boutique multi-family real estate firm in Salt Lake City where he was involved with acquisitions, financing, asset management and capital raising. Prior to RealSource, Mr. Hanks was Vice President of Finance/Corporate Controller for TenFold Corporation, a software company in Utah that completed its IPO in 1999. Prior to TenFold, Mr. Hanks spent four years as an auditor at Coopers & Lybrand. Mr. Hanks earned a Bachelor of Accounting from the University of Utah in 1992.

Eric Marlin has served as our Executive Vice President of Capital Markets since the closing of the CRII Merger. Mr. Marlin also has served as Executive Vice President of Capital Markets of CROP since February 2007. His responsibilities include interfacing with broker-dealers and all retail-focused capital raising activities for Cottonwood Residential and its affiliates. Previously, Mr. Marlin was Vice President of the Western Region for CORE Realty Holdings, LLC, a sponsor of tenant-in-common transactions. Prior to joining CORE, Mr. Marlin worked for Courtlandt Financial Group, a firm that specializes in Code Section 1031 exchanges. Prior to joining Courtlandt Financial Group, Mr. Marlin worked as a financial consultant with Merrill Lynch Private Client Group in Beverly Hills, California, where he focused primarily on financial planning and estate planning. Mr. Marlin holds a Bachelor of Arts in History of Public Policy from the University of California at Santa Barbara. He is a licensed securities representative with Series 7 and Series 66 licenses. Mr. Marlin also acted as a wholesaler internal to Cottonwood Residential II in connection with the offerings.

Paul Fredenberg has served as our Chief Investment Officer since October 2018. Mr. Fredenberg has also served as the Chief Investment Officer of CC Advisors III since October 2018 and of Cottonwood Multifamily I and Cottonwood Multifamily II from October 2018 through the completion of the CMRI Merger and CMRII Merger.

Through September 2018, Mr. Fredenberg served as the Senior Vice President of Acquisitions of Cottonwood Residential a position he had held since September 2005. As Senior Vice President of Acquisitions, he focused exclusively on sourcing and evaluating new multifamily investment opportunities for Cottonwood Residential. Prior to joining the Cottonwood organization in 2005, Mr. Fredenberg worked in the Investment Banking division of Wachovia Securities advising clients on mergers and acquisitions activities across multiple industries. He has also held investment banking and management consulting positions at Piper Jaffray and the Arbor Strategy Group.

Mr. Fredenberg holds a Master of Business Administration from The Wharton School at the University of Pennsylvania, a Master of Arts in Latin American Studies from the University of Pennsylvania, and a Bachelor of Arts in Economics from the University of Michigan, Ann Arbor.

Jonathan Gardner is one of our independent directors, a position he has held since the closing of the CRII Merger. Mr. Gardner is a principal and founding partner at Gardner Batt, LLC, a Salt Lake City-based real estate development and investment firm. Mr. Gardner has developed or invested in over $2.0 billion of real estate in the last seven years, and he and his partners manage nearly two million square feet of office, multi-family, retail and warehouse space. Prior to starting Gardner Batt in 2014, Mr. Gardner spent four years with a family run real estate development office and, prior to that, four years as an investment banker handling corporate leveraged finance at CIBC World Markets’ Private Finance Group. Mr. Gardner graduated magna cum laude from the University of Utah’s David Eccles School of Business with an emphasis in Finance.

Mr. Gardner was a director-nominee of Cottonwood Residential II in connection with the CRII Merger. In addition, our board of directors selected Mr. Gardner as an independent director for reasons including his significant experience in the real estate industry and prior knowledge of the portfolio of Cottonwood Residential II as a non-affiliate director. Mr. Gardner’s broad real estate experience provides him with key skills in responding to our business’s financial, strategic and operational challenges and opportunities, and overseeing management. Our board of directors believes that the depth and breadth of Mr. Gardner’s exposure to complex real estate, financial and strategic issues during his career make him a valuable asset to our board of directors.

John Lunt is one of our independent directors, a position he has held since June 2018. In January 2003, Mr. Lunt founded Lunt Capital Management, Inc., a registered investment advisor, and since January 2003, he has served as its President. The firm builds and manages investment strategies used by financial advisors around the United States and provides research and advice for investments across asset classes, including U.S. equities, international equities, fixed income, real estate, commodities and currencies. Mr. Lunt co-created the methodology for eight index strategies calculated by S&P Dow Jones Indices. He is a charter member of the ETF Strategists Roundtable for key influencers associated with ETF management, and writes regularly about financial markets for ETFTrends.com. From 2001 to June 2014, he served on the board of the Utah Retirement Systems, a $20 billion pension fund, and from 2004 to 2007, he served as board President. Since February 2013, Mr. Lunt has served on the investment advisory committee for the $10 billion Utah Educational Savings Plan (My529) and since August 2017, he served as Chairman of the committee. Since September 2014, he has served as a member of the Board of Trustees for the $2 billion Utah School & Institutional Trust Funds Office. He has been a featured speaker at investment conferences around the United States and has written extensively about financial markets.

Mr. Lunt graduated Magna Cum Laude with University Honors from Brigham Young University with a Bachelor of Arts in Economics, and he later received a Master of Business Administration in Finance and International Business from New York University. Mr. Lunt completed the Program for Advanced Trustee Studies at Harvard Law School and finished a number of courses at the New York Institute of Finance on trading and portfolio management.

Our board of directors selected Mr. Lunt as an independent director for reasons including his executive leadership experience, his professional and educational background, his network of relationships with finance and investment professionals and his extensive background and experience in public markets and in real estate and finance transactions and investments. In addition, his experience as founder and President of Lunt Capital Management and his service as a director of various pension funds provide him an understanding of the issues facing companies that make investments in real estate and oversee those investments.

Philip White is one of our independent directors, a position he has held since the closing of the CRII Merger. Mr. White has been a partner at Inflection Financial LLC since 2020. His firm oversees more than $250 million for individuals and company retirement plans. Previously, Mr. White was a partner at Retirement Plan Fiduciaries LLC since 2015 and President at Ducere Capital, a wealth management practice he founded in 2006. Mr. White also previously directed executive compensation and company stock and retirement plans for Rackspace Hosting. Early in his career, Mr. White served his country as a civil engineer officer in the United States Air Force. Mr. White earned his Master of Business Administration with Honors from The Wharton School at the University of Pennsylvania and is also a Distinguished Graduate of The United States Air Force Academy. Mr. White is a CFA® charterholder and is also a CERTIFIED FINANCIAL PLANNER™ practitioner.

Mr. White was a director-nominee of Cottonwood Residential II in connection with the CRII Merger. In addition, our board of directors selected Mr. White as an independent director for reasons including his experience in the real estate industry, executive compensation experience, his professional and educational background and prior knowledge of the portfolio of Cottonwood Residential II as a non-affiliate director of Cottonwood Residential II. With his background in executive compensation issues, Mr. White is particularly well-positioned to guide our board of directors on compensation issues and the employment of various individuals, including our Chief Accounting Officer and Chief Legal Officer. Our board of directors believes that these key attributes make him a valuable asset to our board of directors.

Executive Officer Compensation

We are externally advised by CC Advisors III and we did not have any employees as of December 31, 2020. Our day-to-day management functions as of December 31, 2020 were performed by CC Advisors III and its affiliates. For purposes of this disclosure, as of December 31, 2020, our named executive officers included Enzio A. Cassinis, our President and Chief Executive Officer as of December 31, 2020, Adam Larson, our Chief Financial Officer, and Paul Fredenberg, our Chief Investment Officer, all of whom are officers and/or employees of CC Advisors III. During 2020, all of the compensation that we paid to our named executive officers consisted of equity compensation. The compensation discussion below (including the equity awards discussion) provides information regarding our compensation prior to completion of the CRII Merger.

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act and an “emerging growth company” as defined under the JOBS Act. As such, we are permitted to take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies.

Executive Compensation Process. Our compensation committee, which is composed of all of our independent directors, discharges our board of directors’ responsibilities relating to the equity compensation of our named executive officers. Prior to the CRII Merger, except for annual grants of CCOP LTIP Units and CCOP Special LTIP Units (for purposes of our executive compensation discussion, referred to collectively as the “LTIP Units”) under the Amended and Restated Limited Partnership Agreement of CCOP, dated as of February 1, 2020 (the “CCOP Partnership Agreement”), our named executive officers did not receive any compensation directly from us. Following the CRII Merger, we may grant our named executive officers CROP LTIP Units and CROP Special LTIP Units.

Our compensation committee acknowledges that the real estate industry is highly competitive and that experienced professionals have significant career mobility. Through the annual grant of LTIP Units under the CCOP Partnership Agreement prior to the CRII Merger (and through similar future equity grants under the CROP Partnership Agreement after the CRII Merger), we will seek to attract, motivate and retain highly skilled executive officers who are committed to our core values of prudent risk-taking and integrity. Each year our compensation committee determines, in its sole discretion, the aggregate amount, type and terms of any equity grants to employees of CC Advisors III and its affiliates, including our named executive officers. When making equity award decisions, our compensation committee seeks input from our Chief Executive Officer given his direct day-to-day working relationship with our senior officers. Our compensation committee engages in discussions and ultimately makes all final decisions related to equity compensation paid to our named executive officers.

Our compensation committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our equity compensation programs and related policies. Our compensation committee has sole authority to hire, terminate and set the terms of future engagements with any compensation consultant. For the 2020 equity grants, our compensation committee consulted FPL Associates, L.P., an independent compensation consulting firm, to consult in determining a recommended structure and amounts for annual equity grants.

Equity Grants

The following discussion describes equity grants during 2020 and 2021 prior to the CRII Merger on May 7, 2021 and refers to CCOP and LTIP Units granted by CCOP, as CCOP was our operating partnership at the time of the grants. Except as described herein, on May 7, 2021, at the time of the CROP Merger, these units were converted to CROP LTIP Units and CROP Special LTIP Units on the same terms and conditions.

On March 25, 2020, we amended the CCOP Partnership Agreement, effective February 1, 2020, to establish LTIP Units, a new series of partnership units, and to permit the admission of additional limited partners. The LTIP Units are a separate series of limited partnership units of CCOP, which are convertible into CCOP Common Units upon achieving certain vesting and performance requirements. Awards of LTIP Units are subject to the conditions and restrictions determined by our board of directors, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If the conditions and/or restrictions included in an LTIP Unit award agreement are not attained, holders will forfeit the LTIP Units granted under such agreement. Unless otherwise provided, the CCOP LTIP Unit awards (whether vested or unvested) will entitle the holder to receive current distributions from CCOP, and the CCOP Special LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distributions from CCOP during the applicable performance period. When the LTIP Units have vested and sufficient income has been allocated to the holder of the vested LTIP Units, the LTIP Units will automatically convert to CCOP Common Units on a one-for-one basis.

LTIP Units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP Units to produce a tax deduction for us based on current U.S. federal income tax law. As profits interests, the LTIP Units initially will not have full parity, on a per unit basis, with the CCOP Common Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can, over time, achieve full parity with the CCOP Common Units and therefore, accrete to an economic value for the holder equivalent to the CCOP Common Units. If such parity is achieved, the LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into CCOP Common Units, which in turn may be exchanged, upon the occurrence of certain events, by the holder for a cash amount based on the value of a share of our common stock or for shares of our common stock, on a one-for-one basis, at our election. However, there are circumstances under which the LTIP Units will not achieve parity with the CCOP Common Units, and until such parity is reached, the value that a holder could realize for a given number of LTIP Units will be less than the value of an equal number of shares of our common stock and may be zero.

In March 2020, our compensation committee approved grants of LTIP Units for fiscal year 2020. The March 2020 LTIP Unit grants were designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, deter our named executive officers from seeking other employment opportunities and align the interests of our named executive officers with our stockholders’ interests. Existing ownership levels were not a factor in award determinations, as our compensation committee does not want to discourage our named executive officers from holding significant amounts of our securities.

In determining the size and terms of the LTIP Unit grants made to our named executive officers for 2020 service, our compensation committee considered, among other things, company performance, the role and responsibilities of each officer, competitive factors and individual performance history. These awards were intended to enable our named executive officers to establish a meaningful equity stake in our company that would vest over a period of years based on company performance and continued service with CC Advisors III or its affiliates. While our compensation committee currently expects to continue to grant LTIP Units awards to our named executive officers annually on the same terms and conditions, the committee’s decision whether to approve any such awards in the future will depend on our performance, market trends and practices and other considerations.

Time-Based LTIP Units. The following table sets forth the number and value of the time-based LTIP Units granted to our named executive officers in March 2020. The time-based LTIP Units were issued on March 25, 2020 based on the grant date fair value determined in accordance with the Financial Accounting

Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”). The time-based LTIP Units vest over four years in equal installments on an annual basis, with the first 25% vesting on January 1, 2021, subject to continued employment with CC Advisors III or its affiliates. Time based LTIP Units (whether vested or unvested) receive the same distribution per unit as the CCOP Common Units.

At the effective time of the CROP Merger, all time-based CCOP LTIP Units granted to our officers prior to 2021 accelerated and vested in full, and all time-based CCOP LTIP Units granted to our officers in 2021 that were issued and outstanding immediately prior to the effective time of the CROP Merger converted into the right to receive one CROP LTIP Unit, and such units continue to have, and are subject to, the same terms and conditions (including vesting terms) set forth in the applicable CCOP vesting agreement, as in effect immediately prior to the effective time of the CROP Merger.

Executive Officer	Date of Grant	Number of Time-Based LTIP Units	Value of Time-Based LTIP Units

Enzio A. Cassinis	March 25, 2020	4,500	$45,000

Adam Larson	March 25, 2020	3,375	$33,750

Paul Fredenberg	March 25, 2020	2,063	$20,630

In February 2021, our compensation committee approved the grant of an aggregate of 17,500 time-based LTIP Units to the named executive officers for 2021 compensation. The grants were made on February 28, 2021. These LTIP Unit awards vest over four years in equal installments on an annual basis, with the first 25% vesting on January 1, 2022, subject to continued service. The 2021 grants of LTIP Units will be reflected in the “Summary Compensation Table” and “2021 Equity Grants” table in our proxy statement for the 2022 annual meeting of stockholders or Part III of our Annual Report on Form 10-K for the year ended December 31, 2021.

Performance-Based LTIP Units. The following table sets forth the number and value of the performance-based LTIP Units granted to our named executive officers in March 2020. The performance-based LTIP Units were issued on March 25, 2020 based on the grant date fair value determined in accordance with ASC Topic 718. The actual amount of each award will be determined at the conclusion of the three-year performance period on December 21, 2022, and will depend on our internal rate of return (as defined in the award agreements).

Executive Officer	Date of Grant	Number of Performance- Based LTIP Units	Value of Performance- Based LTIP Units

Enzio A. Cassinis	March 25, 2020	13,500	$77,490

Adam Larson	March 25, 2020	10,125	$58,118

Paul Fredenberg	March 25, 2020	6,187	$35,513

Pursuant to the terms of the applicable award agreements, our named executive officers may earn up to 100% of the number of performance-based LTIP Units granted, plus deemed dividends on earned units, based on our internal rate of return during the performance period in accordance with the following schedule, with linear interpolation for performance between levels:

Internal Rate of Return	Percentage Earned

Less than 6%	0%

6%	50%

10% or greater	100%

None of the performance-based LTIP Units will be earned if our internal rate of return for the performance period is less than 6%, and the maximum number of performance-based LTIP Units will only be earned if our internal rate of return for the performance period is 10% or greater. The earned performance-based

LTIP Units will become fully vested on the first anniversary of the last day of the performance period, subject to continued employment with CC Advisors III or its affiliates. During the performance period, performance based LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distribution per unit paid to holders of the CCOP Common Units (based on the total number of performance-based LTIP Units granted). At the end of the performance period, if the internal rate of return equals or exceeds the performance threshold (6%), the holder will be entitled to receive an additional grant of LTIP Units equivalent to 90% of distributions that would have been paid on the earned performance-based LTIP Units during the performance period.

At the effective time of the CROP Merger, all performance-based CCOP Special LTIP Units issued and outstanding immediately prior to the effective time of the CROP Merger converted into the right to receive one CROP Special LTIP Unit, and such units continue to have, and are subject to, the same terms and conditions (including vesting terms) set forth in the applicable CCOP vesting agreement, as in effect immediately prior to the effective time of the CROP Merger.

In February 2021, our compensation committee approved the grant of an aggregate of 52,500 performance-based LTIP Units to the named executive officers for 2021 compensation. The 2021 grants of LTIP Units will be reflected in the “Summary Compensation Table” and “2021 Equity Grants” table in our proxy statement for the 2022 annual meeting of stockholders or Part III of our Annual Report on Form 10-K for the year ended December 31, 2021.

Retention Grant of LTIP Units. In February 2021, our compensation committee approved a one-time retention grant of an aggregate of 30,000 CCOP LTIP Units to Enzio Cassinis and Adam Larson, which were issued immediately prior to the effective time of the CRII Merger. At the effective time of the CROP Merger, these CCOP LTIP Units converted into the right to receive one CROP LTIP Unit, and such units continue to have, and are subject to, the same terms and conditions (including vesting terms) set forth in the applicable CCOP vesting agreement, as in effect immediately prior to the effective time of the CROP Merger. These retention LTIP Units vest over four years in equal installments on an annual basis beginning on the first anniversary of the closing date of the CRII Merger, subject to continued employment with CC Advisors III or its affiliates.

Compensation from CC Advisors III

Our named executive officers are also officers and/or employees of, or hold an indirect ownership interest in, CC Advisors III and/or its affiliates, and our named executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. See “—Certain Transactions with Related Persons” above for a discussion of the fees paid to CC Advisors III and its affiliates.

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC as of December 31, 2020. We did not grant any stock awards or pay any compensation to our named executive officers prior to 2020.

Name and Principal Position(1)	Year	Stock Awards(2)	All Other Compensation	Total
Enzio A. Cassinis	2020	$122,490	—	$122,490

Chief Executive Officer and President
Adam Larson	2020	$91,868	—	$91,868

Chief Financial Officer
Paul Fredenberg,	2020	$56,143	—	$56,143

Chief Investment Officer

(1)

All listed named executive officer positions are those held as of December 31, 2020. In connection with the CRII Merger, on May 7, 2021, our board of directors made certain changes to our officers. Daniel Shaeffer was appointed

Chief Executive Officer. Enzio Cassinis is no longer Chief Executive Officer but continues as President. Adam Larson continues as Chief Financial Officer, and Paul Fredenberg continues as Chief Investment Officer.

(2)

Represents the aggregate grant date fair value of awards computed in accordance with ASC Topic 718. The values of the time-based LTIP Units granted on March 25, 2020 are as follows: Enzio A. Cassinis—$45,000; Adam Larson—$33,750; and Paul Fredenberg—$20,630. The values of the performance-based LTIP Units granted on March 25, 2020 are as follows: Enzio A. Cassinis—$ $77,490; Adam Larson—$58,118; and Paul Fredenberg—$35,513.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2020.

	Stock Awards
Name	Number of Units that Have Not Vested(1)	Market Value of Units that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units that Have Not Vested(2)(4)

Enzio A. Cassinis	4,500	$45,000	13,500	$135,000

Adam Larson	3,375	$33,750	10,125	$101,250

Paul Fredenberg	2,063	$20,630	6,187	$61,870

(1)

Represents the number of LTIP Units for which a portion of the awards remain unvested as of December 31, 2020, based on service conditions. The time-based LTIP Units granted on March 25, 2020 vest in four equal installments on an annual basis beginning on January 1, 2021, subject to continued employment with CC Advisors III or its affiliates.

(2)

Based on the estimated value of our common stock of $10.00 per share (which represents the most recent price an investor was willing to purchase our shares of common stock in our public offering) as of December 31, 2020.

(3)

Represents the number of LTIP Units (at maximum amounts) for which a portion of the awards remain unearned and unvested as of December 31, 2020, based on performance conditions. For more information regarding the threshold, target and maximum amounts with respect to performance-based LTIP Units, see “—2020 Equity Grants—Performance-Based LTIP Units.” Any earned performance-based LTIP Units will vest on the first anniversary of the end of the performance period, subject to continued employment with CC Advisors III or its affiliates.

(4)

For performance units, value is based on the estimated value of our common stock of $10.00 per share (which represents the most recent price an investor was willing to purchase our shares of common stock in our public offering) as of December 31, 2020. The number and value set forth in the table assumes that the named executive officers earn the target amounts of performance units. See footnote 3 above.

Termination and Change in Control Arrangements

Accelerated Vesting of Time-Based LTIP-Units. Pursuant to award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by the company without “cause” (as defined in the award agreements), or by reason of death or disability, all outstanding time-based LTIP Units will become fully vested. At the effective time of the CROP Merger, all time-based CCOP LTIP Units granted to our officers prior to 2021 accelerated and vested in full, and all time-based CCOP LTIP Units granted to our officers in 2021 that were issued and outstanding immediately prior to the effective time of the CROP Merger converted into the right to receive one CROP LTIP Unit, and continue to have, and are subject to, the same terms and conditions (including vesting terms) set forth in the applicable CCOP vesting agreement, as in effect immediately prior to the effective time of the CROP Merger.

The time-based LTIP Unit award agreements also provide that, to the extent the executive officer is party to an employment agreement with CC Advisors III that provides for the treatment of unvested equity awards in connection with certain terminations of employment, the vesting of any unvested time-based LTIP Units will be subject to the terms, conditions and requirements of such employment agreement.

Accelerated Vesting of Performance-Based LTIP-Units. Pursuant to the terms of award agreements with our named executive officers, the awarding and vesting of unearned and unvested performance-based LTIP Units is accelerated upon a “change in control” (as defined in the award agreements). Upon a change in control after the grant date, but prior to the end of the performance period, the performance period will end as of the date of the change in control, and performance will be measured and the award calculated and made (without pro ration) based on our internal rate of return through the date of the change in control. Upon a change in control after the end of the performance period, but prior to the vesting of the earned LTIP Units, all unvested earned LTIP Units will become fully vested. At the effective time of the CROP Merger, all performance-based CCOP Special LTIP Units issued and outstanding immediately prior to the effective time of the CROP Merger converted into the right to receive one CROP Special LTIP Unit, and continue to have, and are subject to, the same terms and conditions (including vesting terms) set forth in the applicable CCOP vesting agreement, as in effect immediately prior to the effective time of the CROP Merger.

In the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by the company without “cause” (as defined in the award agreements) or by reason of death or disability after the grant date, but prior to the end of the performance period, the performance period will continue as if the termination had not occurred, and performance will be measured and the award calculated (as of the measurement date) and made (subject to pro ration) based on our internal rate of return through the end of the performance period. Such award will be subject to pro ration based on the number of calendar days that have elapsed from the grant date to, and including, the termination date by the number of calendar days from the grant date to, and including, the measurement date. In the event that such a qualified termination occurs after the end of the performance period, but prior to the vesting of the earned LTIP Units, all unvested earned LTIP Units will become fully vested.

The performance-based LTIP Unit award agreements also provide that, to the extent the executive officer is party to an employment agreement with CC Advisors III that provides for the treatment of unvested equity awards in connection with certain terminations of employment, the vesting of any unvested performance-based LTIP Units will be subject to the terms, conditions and requirements of such employment agreement.

Compensation of Directors

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the compensation committee, based upon recommendations from our advisor. Our affiliated directors indirectly manage and control CC Advisors III and our executive officers are also executive officers of CC Advisors III, and through CC Advisors III, these individuals are involved in recommending and setting the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year 2020.

Name	Fees Earned or Paid in Cash in 2020	All Other Compensation	Total
Chad Christensen	$—	$—	$ —
Daniel Shaeffer	—	—	—
R. Brent Hardy(1)	12,000	—	12,000
Gentry Jensen(1)	12,000	—	12,000
John Lunt	12,000	—	12,000

(1)	Effective on the closing date of the CRII Merger, R. Brent Hardy and Gentry Jensen, two of our former independent directors, resigned from the board of directors.

Cash Compensation

We pay each of our independent directors an annual retainer of $10,000. We also pay our independent directors for attending board and committee meetings as follows:

•	$500 for each board meeting attended; and

•	$500 for each committee meeting attended (if held at a different time or place than a board meeting).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

In addition, in 2021, we paid each member of our special committee a $70,000 retainer for their service on the special committee.

STOCK OWNERSHIP

The following table shows, as of September 20, 2021, the amount of our common stock, CROP’s Common Units and CROP’s LTIP units beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) our directors, (iii) our executive officers and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of all Shares(3)	Percent of all Shares and Common Units(4)
Daniel Shaeffer	4,259,622	(5)	18.07%	7.84%
Chad Christensen	4,259,622	(5)	18.07%	7.84%
Gregg Christensen	3,842,065	(5)	16.30%	7.07%
Glenn Rand	29,272	(6)	*	*
Enzio Cassinis	45,439	(6)	*	*
Adam Larson	34,418	(6)	*	*
Paul Fredenberg	14,278	(6)	*	*
Susan Hallenberg	29,800	(6)	*	*
Stan Hanks	21,760	(6)	*	*
Eric Marlin	3,559,929	(5)	15.10%	6.55%
Jonathan Gardner	1,582	(7)	*	*
John Lunt	—		—	—
Philip White	12,182	(8)	*	*
All officers and directors as a group (13 persons)	5,625,454		23.86%	10.35%

*	Indicates less than 1% of the outstanding common stock.

(1)	The address of each named beneficial owner is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.

(2)

Ownership consists of shares of our common stock, CROP Common Units and CROP LTIP units. Subject to certain restrictions, CROP Common Units may be redeemed for cash, or at our option, an equal number of shares of our common stock. Upon achieving parity with the CROP Common Units and becoming “redeemable” in accordance with the terms of CROP Partnership Agreement, CROP LTIP units may be redeemed for cash, or at our option, an equal number of shares of our common stock, subject to certain restrictions.

(3)

Based on 23,576,045.03 shares of our common stock outstanding as of September 23, 2021. In computing the percentage ownership of a person or group, we have assumed that the CROP Common Units and CROP LTIP units held by that person or persons in the group have been redeemed for shares of our common stock and that those shares are outstanding, but that no CROP Common Units or CROP LTIP units held by other persons are redeemed for shares of our common stock, notwithstanding that not all of the CROP LTIP units have vested to date.

(4)

Based on 54,337,601.08 shares of common stock and CROP Common Units outstanding as of September 23, 2021 on a fully-diluted basis, comprised of 23,576,045.03 shares of common stock and 30,761,556.04 shares of common stock issuable upon exchange or conversion of outstanding CROP Common Units and CROP LTIP units, respectively.

(5)

Includes 93,963, 93,963, 43,850 and 31,339 CROP Common Units held by each of Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, respectively, and 664,154, 664,154, 296,710 and 47,085 CROP LTIP units held by each of Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin, respectively. Not all of the CROP LTIP units have vested. Includes 3,481,505 CROP Common Units held by HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin. Also includes 20,000 shares of common stock held by CC Advisors III, which is beneficially owned by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin (through entities they own and control or directly). In addition, Messrs. Shaeffer, C. Christensen and G. Christensen comprise the board of managers of CC Advisors III and, as such, may be deemed to have had beneficial ownership of the shares held by CC Advisors III.

(6)

Includes 3,633, 18,814, 12,543, 7,840, 3,633 and 3,633 CROP Common Units held by each of Messrs. Rand, Cassinis, Larson, Fredenberg and Hanks and Ms. Hallenberg, respectively, and 25,639, 26,625, 21,875, 6,438, 18,127 and 26,167 CROP LTIP units held by each of Messrs. Rand, Cassinis, Larson, Fredenberg and Hanks and Ms. Hallenberg, respectively. Not all of the CROP LTIP units have vested.

(7)	Includes 1,582 CROP LTIP units held by Mr. Gardner. Not all of the CROP LTIP units have vested.

(8)	Includes 10,600 shares of our common stock and 1,582 CROP LTIP units held by Mr. White. Not all of the CROP LTIP units have vested.

PROPOSAL 1.     ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Those persons elected will serve as directors until the 2022 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

● Daniel Shaeffer ● Chad Christensen ● Jonathan Gardner	● John Lunt ● Philip White

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided on pages 29 through 34.

Vote Required

The vote of a majority of the total of votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR each of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH

NOMINEE LISTED FOR REELECTION AS DIRECTORS.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

During the year ended December 31, 2020, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other services. KPMG LLP has served as our independent registered public accounting firm since our formation. The audit committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of KPMG LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of KPMG LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

We expect that KPMG LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the KPMG LLP representatives will be available to respond to appropriate questions posed by stockholders.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. Abstentions will not count as votes cast and will have no effect on the result of the vote.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

PROPOSAL 3. CHARTER AMENDMENT

Proposed Amendment

We are proposing the deletion of Article XVIII of our charter, which provides as follows:

ARTICLE XVIII

ACTIONS REQUIRED IF COMMON STOCK NOT LISTED

If the shares of Common Stock are not Listed within 10 years from the Commencement of the Initial Public Offering, then the Board of Directors must adopt a resolution that declares a proposed liquidation is advisable on substantially the terms and conditions set forth in the resolution and direct that the proposed liquidation be submitted for consideration at either an annual or special meeting of the stockholders; provided, however, that such Board of Directors action may be postponed if the Board of Directors determines by a majority vote that a liquidation is not then in the best interest of the Corporation’s stockholders. If such Board of Directors action is so postponed, the Board of Directors shall revisit the issue of liquidation at least annually and further postponement of such Board of Directors action would only be permitted if the Board of Directors again determined by a majority vote that a liquidation would not then be in the best interest of the Corporation’s stockholders.

Discussion

Below, we provide a discussion on the proposed charter amendment in a question and answer format.

What does Article XVIII of our charter mean?

If we do not list our shares of common stock on a national securities exchange by August 13, 2028, Article XVIII our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	postpone the decision of whether to liquidate the company if a majority of the board of directors determines that liquidation is not then in the best interests of our stockholders.

If a majority of the board of directors does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the board of directors again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of a liquidation, our charter would not require us to list or liquidate and would not require the board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in the greatest value for our stockholders.

Does Article XVIII of our charter prevent other possible liquidity events, such as a sale of the company or a merger?

No. Even with Article XVIII in our charter, our board could pursue (a) a sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash and/or securities of another company or (b) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.

Does Article XVIII of our charter require a listing or liquidation by August 13, 2028?

No. If we do not list our shares of common stock on a national securities exchange by August 13, 2028, the board of directors could postpone the decision of whether to liquidate the company indefinitely, by determining on an annual basis that liquidation is not then in the best interests of our stockholders. Alternatively, if we sought and failed to obtain stockholder approval of our liquidation pursuant to Article XVIII of our charter, our charter would not require us to list or liquidate and would not require the board of directors to revisit the issue of liquidation, and we could continue to operate as before. Thus, Article XVIII of our charter does not require a listing or liquidation by August 13, 2028 or at any time at all.

Why is the board proposing to remove Article XVIII of our charter?

Our board of directors and management team regularly monitor the real estate and equity markets in order to find the best opportunities possible to continue to provide stable cash distributions to our stockholders and long-term growth potential, along with additional liquidity for our stockholders. We currently believe the best opportunity for us to achieve these objectives is to pursue a strategy as a perpetual-life company that offers and sells new shares of our common stock continuously through a number of distribution channels in ongoing public offerings. We have seen significant appreciation in the portfolio to date and we believe there are still many opportunities in the marketplace to achieve strong stockholder returns through a combination of providing strong cash distributions and timing asset sales to maximize values.

Our board of directors has already taken a number of steps in connection with our pursuit of this strategy including, adopting valuation guidelines consistent with industry practice to determine our NAV on a monthly basis, approving certain changes to our share repurchase program which we believe will increase our stockholders’ access to liquidity by increasing the number of shares that may be repurchased, approving new agreements with our advisor to implement a revised fee structure and approving new terms for the distribution of new classes of shares of our common stock in future public offerings.

One final step in our pursuit of a strategy as a non-listed, perpetual-life NAV REIT is the removal of Article XVIII from our charter, we believe that the continued inclusion of Article XVIII in our charter may create confusion for existing and new investors if we are pursuing a perpetual-life company strategy. We believe that its continued inclusion may create doubts as to our long-term commitment to the perpetual-life strategy. In addition, complying with Article XVIII is likely to create an annual burden on the time and focus of our board of directors and may create significant additional expenses, in particular if the board of directors or conflicts committee solicits input from advisors regarding the charter determination required by Article XVIII. For these reasons, our board of directors believes we are more likely to succeed with a perpetual-life strategy if we remove Article XVIII from the charter.

Does elimination of Article XVIII and pursuit of a perpetual-life company strategy mean you will never consider other strategies to create value for stockholders?

No. With or without Article XVIII of the charter, our board of directors regularly considers our various strategic alternatives and accordingly would expect to consider changing strategies if it concludes that it is in the best interests of our stockholders to do so. These strategic alternatives can consist of any number of options including a public listing of our shares on a national stock exchange, selling assets individually, and /or selling the entire portfolio in a single transaction.

The removal of Article XVIII of the charter would not change the willingness of our board of directors to consider a change in strategy when and if appropriate. It would simply remove a formal, annual consideration by the board of directors as to whether liquidation is in the best interests of our stockholders.

If the stockholders vote against Proposal 3, will the company still pursue a perpetual-life strategy?

Removal of Article XVIII from the charter is not required in order for the company to pursue a perpetual-life strategy. However, we believe we are more likely to succeed with the strategy if we remove Article XVIII of the charter. If our stockholders vote against Proposal 3, our board of directors will meet to determine whether to continue with a perpetual-life strategy or what other reasonably available alternatives to pursue in the best interest of the company and our stockholders, including, without limitation, continuing to operate under the current business plan without a perpetual life strategy.

Do any of our executive officers or directors have an interest in the outcome of this proposal?

Yes. All of our executive officers and our affiliated directors are also officers, directors, managers, or key professionals of and/or holders of a direct or indirect controlling interest in our advisor. Our advisor is owned and controlled by Daniel Shaeffer, Chad Christensen and Gregg Christensen. Our advisor may receive significant compensation from the determination to pursue a perpetual-life strategy as the advisor will continue to receive fees and expense reimbursements as described above under “Certain Information About Management—the Conflicts Committee—Certain Transactions with Related Persons.”

Have the independent directors approved the pursuit of a perpetual-life strategy and the proposal to remove Article XVIII of the charter?

The conflicts committee of our board of directors, which is composed of all our independent directors, has approved the pursuit of a perpetual-life strategy, which includes submitting to stockholders for their approval the proposal to remove Article XVIII of the charter.

Implementation of Proposed Amendment

If this Proposal 3 is approved by our stockholders at the annual meeting, the removal of Article XVIII from our charter will be effected by our filing of the Articles of Amendment attached hereto as Exhibit A (the “Articles of Amendment”) with the State Department of Assessment and Taxation of the State of Maryland (the “SDAT”), and will become effective upon filing and acceptance for record by the SDAT.

Vote Required

Approval of the proposed charter amendment requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. You may vote for or against or abstain on the proposal to amend our charter. Abstentions and broker non-votes will have the same effect as votes against the proposal to amend our charter. If you submit a proxy card with no further instructions, your shares will be voted FOR the proposal to amend our charter.

Appraisal Rights

Under Maryland law and our charter, you will not be entitled to rights of appraisal with respect to the proposed amendment to our charter. Accordingly, to the extent that you object to the proposed amendment to our charter, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (i) via the Internet, (ii) by telephone or (iii) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE PROPOSAL TO REMOVE ARTICLE XVIII

FROM OUR CHARTER.

PROPOSAL 4. ADJOURNMENT OF THE ANNUAL MEETING

At the annual meeting, you and the other stockholders will also vote to approve an adjournment of the annual meeting, including to solicit additional proxies in favor of Proposal 3 if there are not sufficient votes for the proposal.

Vote Required

Approval of the adjournment proposal (which would permit us to proceed with voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and then subsequently to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting) requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders who are present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the vote. If you submit a proxy card with no further instructions, your shares will be voted FOR this proposal.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (i) via the Internet, (ii) by telephone or (iii) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THIS PROPOSAL

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Christensen, our Secretary, at our executive offices no later than June 14, 2022. However, if we hold our next annual meeting before November 16, 2022 or after January 15, 2023, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

If a stockholder wishes to present a proposal at the 2022 annual meeting, whether or not the proposal is intended to be included in our proxy materials, our bylaws require that the stockholder give advance written notice to our secretary, Mr. Christensen, at our executive offices no earlier than May 15, 2022 nor later than 5:00 p.m., Eastern Time, on June 14, 2022; provided, however, if the 2022 annual meeting is advanced or delayed by more than 30 days from December 16, 2022, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above.

The mailing address of our executive offices is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

Exhibit A

COTTONWOOD COMMUNITIES, INC.

ARTICLES OF AMENDMENT

Cottonwood Communities, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Amendment and Restatement of the Corporation (the “Charter”) are hereby amended by deleting existing Article XVIII in its entirety.

SECOND: The amendment to the Charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

THIRD: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this      day of [    ], [            ].

COTTONWOOD COMMUNITIES, INC.

By:		(SEAL)
Daniel Shaeffer
Chief Executive Officer

ATTEST

By:
Gregg Christensen
Secretary

A-1

COTTONWOOD COMMUNITIES, INC. 1245 BRICKYARD RD., SUITE 250 SALT LAKE CITY, UT 84106

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 15, 2021. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D61170-Z78158	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

COTTONWOOD COMMUNITIES, INC.

The Board of Directors recommends a vote FOR each nominee:

1.	Elect five director nominees to hold office for one-year terms expiring in 2022.

	Nominees:		For	Against	Abstain

	1a.	Chad Christensen	☐	☐	☐

	1b.	Jonathan Gardner	☐	☐	☐

	1c.	John Lunt	☐	☐	☐

	1d.	Daniel Shaeffer	☐	☐	☐

	1e.	Philip White	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals as described in the proxy statement:						For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.					☐	☐	☐

3.	Approval of an amendment to the Company’s charter to remove Article XVIII from the charter.					☐	☐	☐

4.	Approval of a proposal that would permit the Company to proceed with voting on only the proposals that have received sufficient votes to be approved at the annual meeting, and then subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D61171-Z78158

COTTONWOOD COMMUNITIES, INC.

Annual Meeting of Stockholders

December 16, 2021 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Enzio Cassinis, Adam Larson and Gregg Christensen, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COTTONWOOD COMMUNITIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Mountain Standard Time, on December 16, 2021, at 1245 Brickyard Rd., Suite 250, Salt Lake City, Utah 84106, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

Your vote is needed!

Dear Stockholder:

We are pleased to inform you that we are preparing for our upcoming Annual Stockholder Meeting, which will be held on December 16, 2021. We are holding this meeting to vote on the election of directors, the ratification of the appointment of our auditors for the year ending December 31, 2021, and a proposal to amend our charter to remove Article XVIII, which will effectively complete the Company’s process of becoming a perpetual-life ‘NAV REIT’. Previous actions taken by our board of directors to convert to a perpetual-life vehicle include monthly valuations, enhanced liquidity features through our share repurchase program and new classes of shares for our ongoing capital raising efforts.

Our board of directors recommends a vote “FOR” each of the director nominees, “FOR” the ratification of the appointment of our auditors, and “FOR” the amendment to our charter to remove Article XVIII from the charter.

Please respond to the proxy solicitation by calling 1-833-501-4812. Your vote is very important and is needed to ensure that we can act upon the matters to be voted on at the Annual Stockholder Meeting. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

THREE WAYS TO VOTE

	ONLINE	PHONE	MAIL

PROXY QUESTIONS? Call 1-833-501-4812	WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

WITHOUT A PROXY CARD
Call 1-833-501-4812 Monday to
Friday, 9:00 a.m. to 9:00 p.m. ET
to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a
touch-tone phone to vote using
an automated system.

VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.